U.S. $200,000,000

                           RECEIVABLES
                   PURCHASE AND SALE AGREEMENT

                 Dated as of September 30, 1997

          As Amended and Restated as of March 30, 2001

                              Among

                  CL&P RECEIVABLES CORPORATION
                            as Seller

             THE CONNECTICUT LIGHT AND POWER COMPANY
               as Collection Agent and Originator

              CORPORATE ASSET FUNDING COMPANY, INC.
                         as a Purchaser

                         CITIBANK, N.A.
                            as a Bank

                               and

                  CITICORP NORTH AMERICA, INC.
                            as Agent

              RECEIVABLES PURCHASE AND SALE AGREEMENT

                 Dated as of September 30, 1997

          As Amended and Restated as of March 30, 2001

          CL&P RECEIVABLES CORPORATION, a Connecticut corporation (the "Seller"), THE CONNECTICUT LIGHT AND POWER COMPANY, a
Connecticut corporation, as Collection Agent and Originator, CORPORATE ASSET FUNDING COMPANY, INC., a Delaware corporation, CITIBANK, N.A. and CITICORP NORTH AMERICA INC., a Delaware corporation ("CNAI"), as agent (the "Agent") for the Purchasers and the Banks (as defined herein), agree as follows:

           PRELIMINARY STATEMENTS. (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

           (2) The Seller has acquired, and may continue to acquire Receivables from the Originator, either by purchase or by contribution to the capital of the Seller, as determined from time to time by the Seller and the Originator. The Seller is prepared to sell undivided fractional ownership interests in the Receivables (referred to herein as "Receivable Interests").

          (3) The Conduit and the Banks are prepared to purchase such Receivable Interests from the Seller on the terms set forth herein.

           (4) CNAI has been requested and is prepared to act as Agent.

           (5) The Act and the Financing Order have become effective and the Notes and the Certificates are being issued, the effect of which is to require several changes to the Original
Agreement.

           (6) This Agreement is an amendment and restatement of the Receivables Purchase and Sale Agreement, dated as of September 30, 1997, as amended as of September 29, 1998, as of September 28, 1999 and as of September 27, 2000, among the Seller, the Conduit, Citibank and the Agent (the "Original Agreement").

          NOW, THEREFORE, the parties agree as follows:



                            ARTICLE I

                           DEFINITIONS

           SECTION 1.01.  Certain Defined Terms.  As used in this
Agreement, the following terms shall have the following  meanings
(such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Act" means Sections 8 to 14, inclusive, of Public Act
98-28, codified as 16-245e to 16-245k of the General Statutes of Connecticut.

          "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim of any Person.

           "Affiliate" when used with respect to a Person means any other Person controlling, controlled by or under common control with such Person.

           "Affiliated Obligor" means any Obligor which is an Affiliate of another Obligor.

          "Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

           (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time as Citibank's base rate; or

           (b) 1/2 of one percent above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three- week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent.

           "Applicable Percentage" means, for any Settlement Period, the rate per annum set forth below corresponding, as of the first Business Day of such Settlement Period, to the actual ratings for the Originator's long-term public senior debt on such date (or, if the two ratings do not correlate on any such date, the lower of the two ratings):

   Public Debt Rating by
Standard & Poor's and Moody's         Applicable Percentage
     BBB/Baa2 (or higher)               1.00%
     BBB-/Baa3                          1.25%
     BB+/Ba1                            1.50%
     BB/Ba2                             2.00%
     BB-/Ba3                            2.25%

           "Assignee  Rate"  for any Settlement  Period  for  any
Receivable Interest means an interest rate per annum equal to the
Eurodollar   Rate  plus  the  Applicable  Percentage   for   such
Settlement Period; provided, however, that in case of:

                (i) any Settlement Period on or prior to the first day of which a Purchaser or Bank shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Purchaser or Bank to fund such Receivable Interest at the Assignee Rate set forth above (and such Purchaser or Bank shall not have subsequently notified the Agent that such circumstances no longer exist),

                 (ii) any Settlement Period of one to (and including) 29 days,

                (iii) any Settlement Period as to which the Agent does not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Settlement Period, that the related Receivable Interest will not be funded by issuance of commercial paper, or

                (iv)  any  Settlement  Period  for  a  Receivable
Interest the Capital of which allocated to the Purchasers or the Banks is less than $500,000,

the "Assignee Rate" for such Settlement Period shall be an interest rate per annum equal to 0.25% per annum above the Alternate Base Rate in effect on the first day of such Settlement Period; provided further that the Agent and the Seller may agree in writing from time to time upon a different "Assignee Rate."

           "Average Dilution Ratio" means for any calendar month the average of the Dilution Ratios for the 12 most recently ended calendar months.

           "Average Maturity" means at any time that period of days equal to the average maturity of the Pool Receivables calculated by the Collection Agent in the then most recent Seller Report; provided that if the Agent shall determine that such calculation is incorrect, the Agent may recalculate such Average Maturity.

           "Bank Commitment" of any Bank means, (a) with respect to Citibank $100,000,000 or such amount as reduced by any assignment entered into between Citibank and other Banks; or (b) with respect to a Bank that has entered into an assignment with another Bank, the amount set forth therein as such Bank's Bank Commitment, in each case as such amount may be reduced by an assignment entered into between such Bank and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Purchase Limit pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Bank's Bank Commitment.

           "Banks" means Citibank and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 9.01.

           "Budget Account" means an account of an Obligor with the Originator pursuant to which such Obligor is billed a fixed monthly fee for a fixed period of time at the end of which such Obligor's account with the Originator is adjusted.

           "Budget Account Credit Balance" means for any date the amount by which amounts paid by an Obligor pursuant to a Budget Account exceeds the amount for which such Obligor should have been billed by the Originator had such Obligor not been party to a Budget Account.

          "Business Day" means any day on which (i) banks are not authorized or required to close in New York City, and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

          "Capital" of any Receivable Interest means the original amount paid to the Seller for such Receivable Interest at the time of its Purchase by the Conduit or a Bank pursuant to this Agreement, in each case reduced from time to time by Collections distributed on account of such Capital pursuant to Section 2.06(d); provided that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

          "Certificate Indenture" means the Certificate Indenture dated as of March 30, 2001, among the Certificate Issuer, the Delaware Trustee and the Certificate Trustee, as the same may be amended, modified or restated from time to time.

           "Certificate  Issuer " means Connecticut  RRB  Special
Purpose Trust CL&P-1, a Delaware business trust.

           "Certificate Trustee" means the Person acting as trustee under the Certificate Indenture.

            "Certificates"  means  the  Connecticut  RRB  Special
Purpose Trust CL&P- 1 Rate Reduction Certificates issued under the Certificate Indenture.

           "Citibank" means Citibank, N.A., a national banking association.

           "Collection Agent" means at any time the Person then authorized pursuant to Article VI to administer and collect Pool
Receivables.

           "Collection  Account" means Account  #  9370121283  at
Fleet National Bank, Hartford, Connecticut.

          "Collection Agent Fee" has the meaning specified in the Originator Purchase Agreement.

           "Collection Agent Fee Reserve" for any Receivable Interest at any time means the sum of (i) the unpaid Collection Agent Fee relating to such Receivable Interest accrued to such time plus (ii) an amount equal to (a) the Capital of such Receivable Interest on such date multiplied by (b) the product of
(x) the percentage per annum at which the Collection Agent Fee is accruing on such date and (y) a fraction having the sum of the Average Maturity plus the Collection Delay Period (each as in effect at such date) as its numerator and 360 as its denominator.

           "Collection Delay Period" means 10 days or such other number of days as may be agreed to by the Agent and the Seller.

           "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and any Collection of such Receivable deemed to have been received pursuant to Section 2.06.

          "Commitment Termination Date" means the earliest of (a) July 11, 2001, unless, prior to such date (or the date so extended pursuant to this clause), upon the Seller's request, made not more than 90 nor less than 45 days prior to the then Commitment Termination Date, one or more Banks having 100% of the Purchase Limit shall in their sole discretion consent, which consent shall be given not more than 30 days prior to the then Commitment Termination Date, to the extension of the Commitment Termination Date to the date occurring not more than 360 days after the then Commitment Termination Date; provided, however, that any failure of any Bank to respond to the Seller's request for such extension shall be deemed a denial of such request by such Bank, (b) the Facility Termination Date and (c) the date determined pursuant to Section 7.01.

           "Concentration  Limit"  means,  with  respect  to  any
Obligor, 2% (or such higher percentage as is agreed to by the Agent) of the Outstanding Balance of all Pool Receivables (a "Normal Concentration Limit"), or such other percentage of the Outstanding Balance of all Pool Receivables, or such amount as may be designated for any Obligor by the Seller and agreed to for such Obligor by the Agent, in a notice to the Agent in substantially the form of Exhibit A (such other percentage or amount for any Obligor being a "Special Concentration Limit"), subject to cancellation thereof pursuant to Section 2.01; provided, however, that, in the case of an Obligor with one or more Affiliated Obligors which is or are Designated Obligors, the Concentration Limit shall be calculated as if such Obligor and such one or more Affiliated Obligors were one Obligor.

           "Conduit" means Corporate Asset Funding Company, Inc. and any successor or assign thereof that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

           "Contract" means the Tariffs and any agreement between the Originator and an Obligor, provided that such agreement does not vary the payment terms of such Obligor from those in the Tariffs or the Credit and Collection Policy.

           "Credit and Collection Policy" means those credit and collection policies and practices of the Originator in effect on the date hereof relating to the Receivables, as they may be modified in the manner permitted under Section 5.03(c).

           "Default Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Defaulted Receivables on such day or that would have been Defaulted Receivables on such day had they not been written off the books of the Originator or the Seller during such month by (ii) the aggregate Outstanding Balance of all Pool Receivables on such day.

          "Defaulted Receivable" means a Receivable:

           (i) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original billing date for such payment and which does not relate to an Inactive Account,

           (ii)  as  to which the Obligor thereof, or  any  other
Person obligated thereon or owning any Related Security in respect thereof, has taken any action, or suffered any event to occur, of the type described in Section 7.01(g), or

            (iii) which, consistent with the Credit and Collection Policy, would be written off the Originator's or the Seller's books as uncollectible.

           "Deferred Purchase Price" has the meaning specified in the Originator Purchase Agreement.

           "Delaware  Trustee" means First Union  Trust  Company,
National Association.

           "Delinquency Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by (ii) the aggregate Outstanding Balance of all Pool Receivables on such day.

           "Delinquent Receivable" means a Receivable that is not a Defaulted Receivable and:

           (i) as to which any payment, or part thereof, remains unpaid for 61 days or more from the original billing date for such payment; or

           (ii)  which, consistent with the Credit and Collection
Policy, would be classified as delinquent by the Originator or the Seller.

           "Designated Account" means an account in the name of, and owned by, CNAI, as Agent, designated by the Agent for the purpose of receiving collections of Pool Receivables directly from Obligors.

           "Designated Obligor" means, at any time, any Obligor unless the Seller or the Agent has, following three Business Days' notice in accordance with Section 2.01, advised the other that such Obligor shall not be considered a Designated Obligor.

           "Dilution"  means  any reduction  in  the  Outstanding
Balance of any Receivable, except for reductions resulting from payments or writeoffs with respect to such Receivable.

          "Dilution Horizon Factor" means the ratio (expressed as percentage) computed by dividing (i) the sum of (a) the aggregate Outstanding Balance of all Receivables created during the most recently ended calendar month and (b) the aggregate Outstanding Balance of Unbilled Receivables as determined on the last day of the most recently ended calendar month by (ii) the Net Receivables Pool Balance as of the last day of the most recently ended calendar month.

           "Dilution Ratio" means for any calendar month the greater of (i) the ratio (expressed as a percentage) of (A) the aggregate amount of Dilution with respect to the Receivables during such calendar month to (B) the aggregate original Outstanding Balance of all Receivables generated during the month preceding the most recently ended calendar month and (ii) 0.5%.

           "Dilution Volatility Factor" means, as of the last day of each calendar month, the product (expressed as a percentage) of (i) the amount by which (A) the highest Dilution Ratio for any of the twelve most recently ended calendar months exceeds (B) the average of the Dilution Ratios for the twelve most recently ended calendar months and (ii) a fraction equal to (A) the highest Dilution Ratio for any of the twelve most recently ended calendar months divided by (B) the average of the Dilution Ratios for the twelve most recently ended calendar months.

           "DPUC  "  means the Connecticut Department  of  Public
Utility Control.

            "Eligible Assignee" means (a) CNAI, any of its Affiliates, any Person managed by Citibank or CNAI or any of their Affiliates or (b) any financial or other institution acceptable to the Agent.

           "Eligible Receivable" means, at any time and with respect to any Receivable Interest, a Receivable:

           (i) the Obligor of which is a United States resident and is not a government or a governmental subdivision or agency (including, without limitation, any such government, subdivision or agency that has the right to offset obligations to the Originator with tax-related claims of any kind), except that Receivables of governmental Obligors will be permitted to the extent that the aggregate Outstanding Balance of such Receivables does not exceed 15% of the aggregate Outstanding Balance of all Pool Receivables;

           (ii) the Obligor of which, at the time of the purchase of an undivided percentage ownership interest in such Receivable, is a Designated Obligor;

           (iii) which, at the time of the purchase of an undivided percentage ownership interest in such Receivable, is not a Delinquent Receivable or a Defaulted Receivable;

           (iv) which does not relate to an Inactive Account and which, according to the Contract related thereto, is required to be paid in full within 30 days of the original billing date therefor;

           (v) the Outstanding Balance of which, at the time of the purchase of an undivided percentage ownership interest in such Receivable, does not, when calculated substantially as provided in the Seller Report, exceed the Concentration Limit of the Obligor thereon;

           (vi) which arises under a Contract which has been duly authorized and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counter-claim or defense whatsoever (except the discharge in bankruptcy of such Obligor);

           (vii) which, together with the Contract related thereto, does not contravene in any material respect any law, rule or regulation applicable thereto (including, without limitation, any law, rule or regulation relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which none of the Seller, the Originator or the Obligor is in violation of any such law, rule or regulation in any material respect;

            (viii)  which   (A)  satisfies   all   applicable
requirements of the Credit and Collection Policy and (B) complies with such other reasonable criteria and requirements (other than those relating to the collectibility of such Receivable) as the Agent may from time to time specify to the Seller following 30 days' notice;

          (ix) which is an account receivable representing all or part of the sales price of merchandise, insurance or services, within the meaning of Section 3(c)(5) of the Investment Company
Act of 1940, as amended;

           (x) a purchase of which with the proceeds of notes would constitute a "current transaction" within the meaning of
Section 3(a)(3) of the Securities Act of 1933, as amended;

           (xi)  which  is  an "account" within  the  meaning  of
Section 9-106 of the UCC of all applicable jurisdictions;

           (xii) which is denominated and payable only in United States dollars in the United States of America; and

           (xiii) as to which, at or prior to the time of purchase hereunder, the Agent has not notified the Seller that the Agent has determined, in its sole discretion, that such Receivable (or class of Receivables) is not acceptable for purchase hereunder.

           "ERISA"  means  the  U.S. Employee  Retirement  Income
Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

           "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

           "Eurodollar Rate" means, for any Settlement Period, an interest rate per annum equal to the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London Time) two Business Days before the first day of such Settlement Period in an amount substantially equal to the Capital associated with such Settlement Period on such first day and for a period equal to such Settlement Period.

           "Eurodollar Rate Reserve Percentage" of any Purchaser or Bank for any Settlement Period in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable two Business Days before the first day of such Settlement Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Settlement Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Purchaser or Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Settlement Period.

           "Event  of  Termination" has the meaning specified  in
Section 7.01.

           "Facility" means the willingness of the Conduit to consider, in its sole discretion pursuant to Article II, or the obligation of the Banks to make pursuant to Article II, the purchase from the Seller of undivided percentage interests in Pool Receivables by making Purchases of Receivable Interests or reinvestments from time to time.

           "Facility Termination Date" means the earlier of  July
11,  2001 or the date of termination of the Facility pursuant  to
Section 2.02(c) or Section 7.01.

           "Fee Agreement" means the agreement dated the date of the Original Agreement between the Seller and the Agent, as the same may be amended or restated from time to time, with respect to the fees to be paid by or on behalf of the Seller in connection with this Agreement.

          "Financing Order" means the order of the DPUC, in DPUC-
Docket  No. 00-05-01, issued on November 8, 2000, as supplemented
December 12, 2000, and as further supplemented March 12, 2001.

          "Inactive Account" means an account of an Obligor which has been sent a final bill.

           "Incipient Event of Termination" means an event which would constitute an Event of Termination but for the requirement that notice be given or time elapse or both.

           "Intercreditor Agreement" means that certain Inter-Creditor Agreement dated as of March 30, 2001, among the Agent, Citibank, the Note Trustee, the Seller, the Collection Agent (in its capacities as Collection Agent under this Agreement and as the Servicer under the Servicing Agreement) and the SPE, consented to by the Certificate Trustee, the Delaware Trustee and the Certificate Issuer, as the same may be amended, modified or restated from time to time.

           "Liquidation Day" means, for any Receivable  Interest,
(i) each day during a Settlement Period for such Receivable Interest on which the conditions set forth in Section 3.02 are not satisfied, and (ii) each day which occurs on or after the Termination Date for such Receivable Interest.

           "Liquidation Fee" means, for any Settlement Period during which a Liquidation Day occurs, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Settlement Period) which would have accrued during such Settlement Period on the reductions of Capital of the Receivable Interest relating to such Settlement Period had such reductions remained as Capital exceeds (ii) the income, if any, received by the Purchasers' investing the proceeds of such reductions of Capital.

           "Loss and Dilution Percentage" means for any calendar month the greater of (i) the sum of (A) the product of (x) the highest of the Loss Ratios as of the last day of each of the twelve most recently ended calendar months, (y) the Loss Horizon Factor as of the last day of the most recently ended calendar month and (z) 1.6 plus (B) the product of (a) the Average Dilution Ratio for the most recently ended calendar month, (b)
1.6 and (c) the Dilution Horizon Factor as of the most recently ended calendar month plus (C) the product of (a) the Dilution Volatility Factor as of the last day of the most recently ended calendar month and (b) the Dilution Horizon Factor as of the last day of the most recently ended calendar month and (ii) the Minimum Percentage as of the last day of the most recently ended calendar month.

           "Loss and Dilution Reserve" means, for any Receivable Interest on any date, an amount equal to the Capital of such Receivable Interest at the close of business of the Collection Agent on such date multiplied by the Loss and Dilution Percentage on such date.

           "Loss Horizon Factor" means for any date the ratio (expressed as a percentage) computed as of the last day of the most recently ended calendar month by dividing (i) the aggregate Outstanding Balance of all Receivables created during the two most recently ended calendar months plus the Unbilled Receivables for the most recent calendar month by (ii) the Net Receivable Pool Balance as of such date.

           "Loss Ratio" means for any date the average of the ratios (expressed as a percentage) for each of the three most recently ended calendar months computed as of the last day of each such calendar month determined by dividing the sum of (i) the gross writeoffs for such calendar month, (ii) increases, if any, in the outstanding balance of accounts designated by the Originator as "hardship accounts" as of the last day of such calendar month over the outstanding balance of such accounts as of the last day of the preceding calendar month and (iii) additions to Inactive Accounts for such calendar month by the aggregate original Outstanding Balance of Receivables that were created during the fifth preceding calendar month. For purposes of this definition, "additions to Inactive Accounts" for any calendar month shall be (A) the outstanding balance of Inactive
Accounts as of the last day of the most recently ended calendar month less (B) the difference between (x) the outstanding balance of Inactive Accounts as of the last day of the month preceding the most recently ended calendar month and (y) gross writeoffs for the most recently ended calendar month; provided, however, that if the amount calculated under this sentence shall, for any date, be a negative number, then, for purposes of calculating the Loss Ratio on such date, the amount set forth in clause (iii) above shall be zero.

           "Loss-to-Liquidation Ratio" means for any calendar month the ratio (expressed as a percentage) computed as of the last day of such calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables written off by the Collection Agent or the Seller, or which should have been written off by the Collection Agent or the Seller in accordance with its Credit and Collection Policy, during such calendar month by (ii) the aggregate amount of Collections of Pool Receivables actually received during such calendar month.

           "Minimum Percentage" means on any date the sum of (i) the product of (A) 4 and (B) the Normal Concentration Limit in effect on such date and (ii) the product of (A) the Dilution Horizon Factor on such date and (B) the Average Dilution Ratio on such date.

          "Moody's" means Moody's Investors Service, Inc.

           "Net Receivables Pool Balance" means at any time the Outstanding Balance of Eligible Receivables then in the Receivables Pool reduced by the sum of (i) the Outstanding
Balance of such Eligible Receivables that are then Defaulted Receivables or Delinquent Receivables or arise from Inactive Accounts, (ii) the aggregate amount by which the Outstanding Balance of Eligible Receivables (other than Defaulted Receivables or Delinquent Receivables) of any Obligor or group of Obligors exceeds the product of (A) the Concentration Limit of such Obligor or group of Obligors multiplied by (B) the Outstanding Balance of the Receivables then in the Receivables Pool and (iii) the sum of all Budget Account Credit Balances.

           "Normal Concentration Limit" has the meaning specified in the definition of "Concentration Limit."

           "Note Indenture" means the Note Indenture dated as of March 30, 2001, between the SPE, as Note Issuer, and the Note
Trustee, as the same may be amended, modified or restated from time to time.

           "Notes" means the CL&P Funding LLC Notes issued under the Note Indenture.

          "Note Trustee" means the Person acting as trustee under the Note Indenture.

           "Obligor" means a Person obligated to make payments pursuant to a Contract.

           "Original Agreement" has the meaning specified in the Preliminary Statements.

           "Originator"  means The Connecticut  Light  and  Power
Company, a Connecticut corporation.

           "Originator Purchase Agreement" means the Purchase and Contribution Agreement, dated the date of the Original Agreement, between the Originator, as seller, and the Seller, as purchaser, as the same may be amended, modified or restated from time to time.

           "Other Corporations" means the Originator and all of its Subsidiaries except the Seller.

           "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

           "Percentage" of any Bank means (a) with respect to Citibank the percentage set forth on the signature page to this Agreement, or such amount to which such percentage is reduced by an assignment entered into with an Eligible Assignee, and (b) with respect to a Bank that has entered into an assignment, the amount set forth therein as such Bank's Percentage, or such amount to which such percentage is reduced by an assignment entered into between such Bank and an Eligible Assignee.

           "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Pool Receivable" means a Receivable in the Receivables
Pool.

           "Pro Rata RRB Interest " has the meaning specified  in
Section 4.01(i).

            "Public   Disclosure   Documents"   means   (i)   the
Originator's Annual Report on Form 10-K for the year ending December 31, 1996, (ii) the Originator's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, Northeast Utilities' reports on Form 8-K dated January 20, 1997, February 20, 1997, February 28, 1997, April 11, 1997, June
26,  1997,  July  22,  1997 and August  19,  1997  and  (iv)  the
Originator's Registration Statement No. 333-30911 on Form S-1, as amended.

           "Purchase" means the purchase of a Receivable Interest from the Seller, in accordance with Section 2.03(a).

           "Purchase and Sale Agreement" means the Transition Property Purchase and Sale Agreement dated as of March 30, 2001, between the SPE, as Note Issuer and the Originator, as Seller, as the same may be amended, modified or restated from time to time.

          "Purchase Limit" means $100,000,000, as such amount may be reduced pursuant to Section 2.02; provided, however, that at no time shall the Purchase Limit exceed the aggregate Bank Commitments in effect at such time. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 2.02(c), minus the then outstanding Capital of Receivable Interests under this Agreement.

           "Purchaser" means the Conduit and all other owners  by
assignment  or  otherwise of a Receivable  Interest  (other  than
Banks)  and,  to  the  extent  of  the  undivided  interests   so
purchased, shall include any participants.

           "Purchaser Rate" for any Settlement Period for any Receivable Interest means, to the extent the Conduit funds such Receivable Interest for such Settlement Period by issuing commercial paper, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by the Conduit from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those promissory notes issued by the Conduit that are allocated, in whole or in part, by the Agent (on behalf of the Conduit) to fund the purchase or maintenance of such Receivable Interest during such Settlement Period as determined by the Agent (on behalf of the Conduit) and reported to the Seller, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such commercial paper notes, to the extent such commissions are allocated, in whole or in part, to such commercial paper notes by the Agent (on behalf of the Conduit); provided, however, that if any component of such rate is a discount rate, in calculating the 'Purchaser Rate' for such Settlement Period the Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

           "Receivable" means the accounts, general intangibles and other indebtedness (billed and unbilled) of an Obligor arising from the retail sale of electricity and related services by the Originator in Connecticut to such Obligor pursuant to a Contract as booked to Accounts 142 (excluding amounts booked to Account 142.04) and 173 as defined under the Federal Energy Regulatory Commission Chart of Accounts as utilized by the Originator, but excluding any obligation of such Obligor to pay finance charges and other amounts in the case of late payment and further excluding the RRB Charge.

           "Receivable Interest" means, at any time, an undivided percentage ownership interest in all Receivables in the Receivables Pool and in all Related Security with respect to such Pool Receivables and all Collections with respect to, and other proceeds of, such Pool Receivables equal to the Receivable Interest Percentage.

          "Receivable Interest Percentage" means, with respect to any Receivable Interest, a percentage equal to the following fraction:

                          C + YR + LR + CAFR
                          __________________

                               NRPB
          where:

       C       =     the  Capital of such  Receivable
                     Interest at the time of computation.

       YR      =     the  Yield  Reserve  of   such Receivable
                     Interest at the time of computation.

       LR      =     the Loss and Dilution Reserve  of such
                     Receivable Interest at the time of computation.

       CAFR    =     the Collection Agent Fee Reserve of such
                     Receivable Interest at the time of computation.

       NRPB    =     the Net Receivables Pool Balance at the time of
                     computation.

          "Receivables Pool" means at any time the aggregation of each then outstanding Receivable in respect of which the Obligor is a Designated Obligor at such time or was a Designated Obligor on the date of the initial creation of an interest in such Receivable under this Agreement.

           "Regulatory Authority" means each of the DPUC, Federal
Energy   Regulatory  Commission,  and  any  successor  commission
thereto.

            "Related  Security"  means,  with  respect   to   any
Receivable:

     (i) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

     (ii) all guarantees, indemnities, warranties, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and

     (iii) the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

           "Report" means each Advice Letter and Certificate of Compliance, as each of those terms is defined in the Servicing
Agreement  and  any  notice or report sent  pursuant  to  Section
3.01(b)(1) or Section 4.01(d) of the Servicing Agreement.

           "RRB Charge" means the non-bypassable rate reduction bond charge permitted to be charged by the Originator to Obligors as part of a competitive transition assessment pursuant to the Financing Order, including, in case of special contract customers, the portion of the contract charge allocated to the RRB Charge, and which may increase or decrease from time to time as provided in the Financing Order.

           "Seller  Report"  means a report in substantially  the
form   of   Exhibit  B  hereto  and  containing  such  additional
information as the Agent may reasonably request from time to time, furnished by the Collection Agent to the Agent.

           "Servicing  Agreement" means the  Transition  Property
Servicing Agreement dated as of March 30, 2001, between the SPE, as Note Issuer and the Originator, as Servicer, as the same may be amended, modified or restated from time to time.

           "Settlement Date" means the third Business Day after the end of each Settlement Period during the term of this Agreement; provided that with respect to any Settlement Period for which Yield is computed by reference to the Assignee Rate and such rate is known prior to the last day of the Settlement Period, the Settlement Date shall be the last day of the Settlement Period.

          "Settlement Period" means:

          (a) in the case of any Settlement Period in respect of which Yield is computed by reference to the Purchaser Rate, each successive period commencing on the 19th day of each calendar month during the term of this Agreement and ending on the 18th day of the succeeding calendar month during the term of this Agreement; provided, however, that in the case of any Settlement Period for any Receivable Interest which commences before the Termination Date for such Receivable Interest and would otherwise end on a date occurring after such Termination Date, such Settlement Period shall end on such Termination Date and the duration of each Settlement Period which commences on or after the Termination Date for such Receivable Interest may be any period (including, without limitation, a period of one day) as shall be selected from time to time by the Agent;

          (b) in the case of any Settlement Period in respect of which Yield is computed by reference to the Assignee Rate, each successive period commencing on the 19th day of each calendar month during the term of this Agreement and ending on the 18th day of the succeeding calendar month during the term of this Agreement; provided, however, that any Settlement Period which is other than the monthly Settlement Period shall be of such duration as shall be selected by the Agent; and

          (c) in the case of any Settlement Period in respect of which Yield is computed by reference to the Alternate Base Rate, such Settlement Period shall be of such duration as shall be selected by the Agent.

           "Significant Subsidiary" means the Seller and any Subsidiary having total assets exceeding 10% of consolidated total assets of the Originator.

           "SPE" means CL&P Funding LLC, a Delaware limited liability company.

          "Special Concentration Limit" has the meaning specified in the definition of "Concentration Limit."

           "Standard  &  Poor's" means Standard & Poor's  Ratings
Group.

           "Subsidiary" means any corporation of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Seller or the Originator, as the case may be, or one or more Subsidiaries, or by the Seller or the Originator, as the case may be, and one or more Subsidiaries.

          "Supplemental Collection Account" means Account # 5044-
3708 at Fleet National Bank, Hartford, Connecticut, which is the account to which Obligors are directed to make ACH payments on Receivables.

           "Tangible Net Worth" means at any time the  excess  of
(i) the Outstanding Balance of all Receivables plus cash and cash equivalents of the Seller at such time minus (ii) the sum at such time of (a) the Outstanding Balance of such Receivables which have become Defaulted Receivables, (b) Capital, Yield Reserve, Loss and Dilution Reserve and Collection Agent Fee Reserve plus
(c) the Deferred Purchase Price.

           "Tariffs" means the tariffs described in Exhibit C, which have been approved by the governing Regulatory Authority, as hereafter amended or modified by the governing Regulatory Authority, pursuant to which the Originator provides electricity to the Obligors and the Obligors are obligated to pay for such electricity.

           "Termination  Date" for any Receivable Interest  means
(i) in the case of a Receivable Interest owned by a Purchaser, the earlier of (a) the Business Day which the Seller or the Agent so designates by notice to the other at least three Business Days (or such shorter period as is required under the circumstances, but in any event not less than one Business Day) in advance for such Receivable Interest and (b) the Facility Termination Date and (ii) in the case of a Receivable Interest owned by a Bank, the earlier of (a) the Business Day which the Seller so designates by notice to the Agent at least three Business Days (or such shorter period as is required under the circumstances, but in any event not less than one Business Day) in advance for such Receivable Interest and (b) the Commitment Termination Date.

          "Transaction Document" means any of this Agreement, the Originator Purchase Agreement and all other agreements and documents delivered and/or related hereto or thereto.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

           "Unbilled Receivable" means a Receivable which has not yet been billed to an Obligor.

          "Yield" means:

                     (i)   for each Receivable Interest  for  any
Settlement Period to the extent the Conduit will be funding such Receivable Interest during such Settlement Period through the issuance of commercial paper,

                        PR x C x ED + LF/360

                     (ii)  for each Receivable Interest  for  any
Settlement Period to the extent (x) the Purchasers will not be funding such Receivable Interest during such Settlement Period through the issuance of commercial paper or (y) the Banks will be funding such Receivable Interest,

                        AR x C x ED + LF/360
          where:

            AR    =  the Assignee Rate for such Receivable Interest
                     for such Settlement Period

            C     =  the Capital of such Receivable Interest during
                     such Settlement Period

            ED    =  the actual number of days elapsed during such
                     Settlement Period

            LF    =  the Liquidation Fee, if any, for such Receivable
                     Interest for such Settlement Period

            PR    =  the Purchaser Rate for such Receivable Interest
                     for such Settlement Period

provided that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided further that Yield for any Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

          "Yield Reserve" for any Receivable Interest at any time means the sum of (i) the Liquidation Yield at such time for such Receivable Interest, and (ii) the then accrued and unpaid Yield for such Receivable Interest. For purposes of this definition,

           (a) "Liquidation Yield" means, for any Receivable Interest on any date, an amount equal to the Rate Variance Factor on such date multiplied by the product of (i) the Capital of such Receivable Interest on such date and (ii) the product of (a) the Assignee Rate for such Receivable Interest for a 30- day period deemed to commence on such date and (b) a fraction having the sum of the Average Maturity plus the Collection Delay Period (each as in effect at such date) as its numerator and 360 as its denominator; and

          (b) "Rate Variance Factor" means a number greater than one that reflects the potential variance in selected interest rates over a period of time designated by the Agent, as computed by the Collection Agent each month and set forth in the Seller Report in accordance with the provisions thereof; provided that the factors used in computing the "Rate Variance Factor" may be changed from time to time in accordance with industry standards upon at least five days' prior notice by the Agent to the Collection Agent.

           SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in
Article 9 of the UCC in effect in the State of New York and not specifically defined herein, are used herein as defined in such
Article 9. References herein to Receivables "generated" or "created" during any period shall mean all Receivables billed during such period.

           SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."


                           ARTICLE II

               AMOUNTS AND TERMS OF THE PURCHASES

             SECTION 2.01. Designated Obligors; Special Concentration Limits. Either the Seller or the Agent may cancel the designation of an Obligor as a Designated Obligor or any Special Concentration Limit for any Obligor, by notice in substantially the form of Exhibit D delivered by it to the other at least three Business Days prior to the date on which such cancellation shall become effective. Such notice of cancellation shall be applicable only to Receivable Interests purchased on and after its effective date.

          SECTION 2.02. Purchase Facility. (a) On the terms and conditions hereinafter set forth, the Conduit may, in its sole discretion, and the Banks shall, ratably in accordance with their respective Bank Commitments, purchase Receivable Interests from the Seller by making Purchases through the Agent, for the benefit of the Conduit or the Banks, as the case may be, from time to time during the period from the date hereof to the Facility Termination Date (in the case of the Conduit) and to the Commitment Termination Date (in the case of the Banks). Under no circumstances shall the Conduit make any Purchase of a Receivable Interest, or the Banks be obligated to make any such Purchase if

            (i)   after  giving  effect  to  such  Purchase,  the
outstanding  Capital  of  Receivable  Interests  owned   by   all
Purchasers and all Banks would exceed the Purchase Limit or

            (ii) in the case of the Conduit, a notice of termination in whole of the Purchase Limit has been delivered to the Seller by the Agent and has become effective.

Nothing in this Agreement shall be deemed to be or construed as a commitment by the Conduit to purchase, or a commitment by the Seller to sell, any Receivable Interest at any time.

           (b) The Agent, on behalf of the Purchasers, may, at any time, by written notice to the Seller terminate in whole the Purchase Limit, such termination to become effective at the close of business on the last day of the Settlement Period following the Settlement Period in which such notice is given.

           (c) The Seller may, upon at least five Business Days' notice to the Agent, terminate in whole or reduce in part the unused portion of the Purchase Limit; provided, however, that for purposes of this Section 2.02(c), the unused portion of the Purchase Limit shall be computed as the excess of (i) the Purchase Limit immediately prior to giving effect to such termination or reduction over (ii) the aggregate Capital of all Receivable Interests outstanding under this Agreement; provided, further, that each partial reduction shall be in the amount of at least $5,000,000 and shall be an integral multiple of $1,000,000.

           (d) Until the Agent gives the Seller the notice provided in Section 3.02(b)(iv), the Agent, on behalf of the Purchasers which own Receivable Interests, may have the Collections attributable to such Receivable Interests automatically reinvested pursuant to Section 2.06 in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of the Receivable Interest Percentage. The Agent, on behalf of the Banks which own Receivable Interests, shall have the Collections attributable to such Receivable Interests automatically reinvested pursuant to
Section 2.06 in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Receivable Interest Percentage.

           (e) Interests in all Receivable in existence on the date of the initial Purchase (and all related security with respect to such Receivables) (collectively, the "Sold Receivables") have heretofore been sold to the Agent, on behalf of the Purchasers and the Banks, pursuant to the Original Purchase Agreement (as such term is defined in the Originator Purchase Agreement). The Seller, with the consent of the Agent and the Originator, hereby assumes, as of the date of the initial Purchase hereunder, all of the Originator's rights and obligations under the Original Purchase Agreement with respect to the Sold Receivables; the Seller, the Agent and the Conduit agree that from and after the initial Purchase hereunder the terms of the Seller's rights and obligations with respect to the Sold Receivables shall be governed by this Agreement and the Original Purchase Agreement shall terminate; and both the Seller and the Conduit agree that the purchase price for the initial Purchase hereunder shall be reduced by the aggregate purchase price received by the Originator with respect to the Sold Receivables under the Original Purchase Agreement.

           SECTION 2.03. Making Purchases from the Seller. (a) Each Purchase by the Conduit or the Banks shall be made on at least three Business Days' notice from the Seller to the Agent. Each such notice of a Purchase shall specify (i) the amount requested to be paid to the Seller (such amount, which shall not be less than $5,000,000, being referred to herein as the initial "Capital" of the Receivable Interest then being purchased) and
(ii) the date of such Purchase (which shall be a Business Day). The Agent shall promptly thereafter transmit such request to the Conduit and the Banks. The Agent shall promptly thereafter verbally notify the Seller whether the Conduit has determined to make a Purchase and, if so, whether all of the terms specified by the Seller are acceptable to the Conduit. If the Conduit has determined not to make a proposed Purchase, the Agent shall promptly notify all of the Banks concurrently by telecopier, telex or cable specifying the date of such Purchase, each Bank's Percentage multiplied by the aggregate amount of Capital of the Receivable Interest being purchased and whether the Yield for such Receivable Interest is calculated based on the Eurodollar Rate (which may be selected only if such notice is given at least two Business Days prior to the purchase date) or the Alternate Base Rate.

           (b) On the date for the Purchase of a Receivable Interest, the Conduit or the Banks, as the case may be, shall, upon satisfaction of the applicable conditions set forth in
Article III, make available to the Agent at its address specified on the signature page to this Agreement an amount equal to the initial Capital of such Receivable Interest in same day funds. After receipt by the Agent of such funds, the Agent will make such funds immediately available to the Seller at Fleet National Bank, Hartford, Connecticut, ABA # 011500010, Account # 9370212175, or at such other account as the Seller may notify the Agent in writing.

          (c) Effective on the date of each Purchase pursuant to this Section 2.03 and each reinvestment, the Seller hereby sells and assigns to the Agent, for the benefit of the parties making such Purchase, an undivided percentage ownership interest, to the extent of the Receivable Interest Percentage, in each Pool
Receivable then existing and in the Related Security and Collections with respect thereto.

          (d) Notwithstanding the foregoing, a Bank shall not be obligated to make Purchases under this Section 2.03 at any time in an amount which would exceed such Bank's Bank Commitment less (in the case of any Bank other than Citibank) the outstanding and unpaid amount of any purchases made by such Bank under any asset purchase agreement related hereto. Each Bank's obligation shall be several, such that the failure of any Bank to make available to the Seller any funds in connection with any Purchase shall not relieve any other Bank of its obligation, if any, hereunder to make funds available on the date of such Purchase, but no Bank shall be responsible for the failure of any other Bank to make funds available in connection with any Purchase.

            SECTION 2.04. Receivable Interest Percentage Computation. The Receivable Interest Percentage shall be initially computed on the date of purchase of the applicable Receivable Interest. Thereafter until the Termination Date for such Receivable Interest, such Receivable Interest Percentage shall be automatically recomputed (or deemed to be recomputed) on each day other than a Liquidation Day. Any Receivable Interest Percentage, as computed (or deemed recomputed) as of the day immediately  preceding the Termination Date for  such  Receivable
Interest, shall thereafter remain constant. Such Receivable Interest shall become zero when Capital thereof and Yield thereon shall have been paid in full, and all other amounts owed by the Seller hereunder to the Purchasers, the Banks or the Agent are paid and the Collection Agent shall have received the accrued Collection Agent Fee thereon.

           SECTION 2.05.  Fees.  (a)  The Seller shall pay to the
Agent certain fees in the amounts and on the dates set forth in the Fee Agreement.

           (b) In consideration of the purchase by the Purchaser and/or the Banks of Receivable Interests as herein provided, the Seller agrees to pay to the Collection Agent the Collection Agent Fee. The Collection Agent Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.06.

           SECTION 2.06. Settlement Procedures. (a) Collection of the Pool Receivables shall be administered by a Collection Agent, in accordance with the terms of Article VI of this Agreement. The Seller shall provide to the Collection Agent (if other than the Seller) on a timely basis all information needed for such administration, including notice of the occurrence of any Liquidation Day and current computations of the Receivable Interest Percentage.

          (b) In the event that both S&P and Moody's shall lower the Originator's long term public unsecured debt securities rating to below BBB, in the case of S&P, and Baa2, in the case of Moody's, within two Business Days following its receipt of any item of payment with respect to the Pool Receivables (including, without limitation, cash, checks, money orders, wire transfers and automated clearing house payments), the Collection Agent shall deposit Collections into the Collection Account. Except during the continuance of an Event of Termination or Incipient Event of Termination or as otherwise required in this Agreement, funds received in the Collection Account shall be transferred to an account designated by the Seller for the benefit of the Collection Agent. The Collection Agent shall, on each day on which it receives any such funds:

             (i) set aside on its books and hold in trust for the Purchasers or the Banks that hold such Receivable Interest out of the applicable Receivable Interest Percentage of such Collections an amount equal to the Yield and Collection Agent Fee accrued through such day for such Receivable Interest and not previously set aside;

            (ii) if such day is not a Liquidation Day for such Receivable Interest, reinvest with the Seller on behalf of the Purchasers or the Banks that hold such Receivable Interest the percentage of such Collections represented by such Receivable Interest Percentage, to the extent representing a return of Capital, by recomputation of such Receivable Interest Percentage pursuant to Section 2.04;

             (iii) if such day is a Liquidation Day for such Receivable Interest, set aside, hold in trust and segregate for the Purchasers or the Banks that hold such Receivable Interest the entire remainder of such percentage of Collections; provided that if amounts are set aside and held in trust on any Liquidation Day occurring prior to the Termination Date, and thereafter during such Settlement Period the conditions set forth in Section 3.02 are satisfied or waived by the Agent, such previously set aside amounts shall, to the extent representing a return of Capital, be reinvested in accordance with the preceding subsection (ii) on the day of such subsequent satisfaction or waiver of conditions; and

              (iv)    during  such  times  as  amounts  are
required to be reinvested in accordance with the foregoing subsection (ii) or the proviso to subsection (iii), apply any Collections in excess of such amounts or in excess of the amounts that are required to be set aside pursuant to subsection (i) above to the payment of any "Purchase Price" (including any "Deferred Purchase Price", as such terms are defined in the Originator Purchase Agreement) then due and release the balance, if any, to the Seller.

           (c) On each Settlement Date, the Collection Agent, on behalf of the Seller, shall deposit funds equal to the lesser of
(x) the Collections received or deemed received during the preceding Settlement Period which are held or required to be held for the benefit of the Purchasers or the Banks pursuant to
Section 2.06(b) or 2.06(e) and (y) an amount sufficient to make the distributions set forth in clauses (i) and (ii) below in account #4070-3544 at Citibank or to such other account designated by the Agent therefor (provided, however, that so long as the Collection Agent is the Originator and no Event of Termination or Incipient Event of Termination has occurred, the Collection Agent may, on the last day of each month following each Settlement Date, retain from such funds an amount equal to the accrued Collection Agent Fee as of such Settlement Date, instead of including such amount in the deposit made on such Settlement Date.) Upon receipt of such funds, the Agent shall distribute them as follows:

                (i) if such distribution occurs on a day that is not a Liquidation Day, first to the Purchasers or the Banks that hold the relevant Receivable Interest in payment in full of all accrued Yield and then to the Collection Agent in payment in full of all accrued Collection Agent Fees; and

                (ii) if such distribution occurs on a Liquidation Day, first to the Purchasers or the Banks that hold the relevant Receivable Interest in payment in full of all accrued Yield, second to such Purchasers or Banks in reduction to zero of all Capital, third to such Purchasers, Banks or the Agent in payment of any other amounts owed by the Seller hereunder, and fourth to the Collection Agent in payment in full of all accrued Collection Agent Fee.

After the Capital and Yield and Collection Agent Fee with respect to a Receivable Interest, and any other amounts payable by the Seller to the Purchasers, the Banks or the Agent hereunder, have been paid in full, all additional Collections with respect to such Receivable Interest shall revert to and be paid to the Seller for its own account.

          (e)  For the purposes of this Section 2.06:

             (i)     if on any day the Outstanding Balance of any
Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed merchandise or services, or any cash discount, other promotional adjustment or other retroactive credit made by the Seller or the Originator, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

             (ii) if on any day any of the representations or warranties in Section 4.01(i) is no longer true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full; and

            (iii) except as provided in paragraph (i) or (ii) of this subsection 2.06(e), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivables shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables.

          (f) If and to the extent that the Agent, any Purchaser or any Bank shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, such Purchaser, the Agent or such Bank, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

          SECTION 2.07. Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Seller or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds at the office of Citibank specified on the signature page hereto.

           (b) The Seller shall, to the extent permitted by applicable law, pay interest to the Agent on any amount not paid by the Seller when required to be paid by it hereunder, at an interest rate per annum equal to the Alternate Base Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be for the account of, and shall be distributed to, the Purchasers or the Banks, as the case may be, ratably in accordance with their respective interests in such overdue amount and shall be paid by the Seller free and clear of and without deduction for any taxes of any kind whatsoever.

           (c) All computations of interest under subsection (b) above and all computations of fees hereunder shall be made on the basis of a year of 360 days for the actual number of days
(including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be stated to be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of such payment or deposit.

           SECTION 2.08. Increased Costs. (a) If CNAI, any Purchaser, any Bank, any entity which enters into a commitment to purchase Receivable Interests or interests therein, or any of their respective Affiliates (each an "Affected Person") determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of the capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables or interests therein related to this Agreement or to the funding thereof and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Agent), the Seller shall immediately pay to the Agent for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

           (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or
(ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Purchaser or Bank of agreeing to purchase or purchasing, or maintaining the ownership of Receivable Interests in respect of which Yield is computed by reference to a Eurodollar Rate, then, upon demand by such Purchaser or Bank (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of such Purchaser or Bank (as a third-party beneficiary), from time to time as specified by such Purchaser or Bank, additional amounts sufficient to compensate such Purchaser or Bank for such increased costs. A certificate as to such amounts submitted to the Seller and the Agent by such Purchaser or Bank shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.09. Additional Yield on Receivable Interests Bearing a Eurodollar Rate. The Seller shall pay to any Purchaser or Bank, so long as such Purchaser or Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Capital of each Receivable Interest of such Purchaser or Bank during each Settlement Period in respect of which Yield is computed by reference to the Eurodollar Rate, for such Settlement Period, at a rate per annum equal at all times during such Settlement Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Settlement Period from (ii) the rate obtained by dividing such
Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Purchaser or Bank for such Settlement Period, payable on each date on which Yield is payable on such Receivable Interest. Such additional Yield shall be determined by such Purchaser or Bank and notice thereof given to the Seller through the Agent within 30 days after any Yield payment is made with respect to which such additional Yield is requested. A certificate as to such additional Yield submitted to the Seller and the Agent by such Purchaser or Bank shall be conclusive and binding for all purposes, absent manifest error.

            SECTION  2.10.   Security  Interest.   As  collateral
security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller (whether as Seller or otherwise) to be performed under this Agreement or any document delivered in connection with this Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of the Seller hereunder or thereunder, whether for indemnification payments, fees, expenses or otherwise, the Seller hereby assigns to the Agent for its benefit and the ratable benefit of the Purchasers and the Banks, and hereby grants to the Agent for its benefit and the ratable benefit of the Purchasers and the Banks, a security interest in, all of the Seller's right, title and interest in and to (a) the Originator Purchase Agreement, including, without limitation, (i) all rights of the Seller to receive moneys due or to become due under or pursuant to the Originator Purchase Agreement, (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to the Originator Purchase Agreement, (iii) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Originator Purchase Agreement, (iv) claims of the Seller for damages arising out of or for breach of or default under the Originator Purchase Agreement and (v) the right of the Seller to compel performance and otherwise exercise all remedies thereunder, (b) all Receivables, the Related Security with respect thereto and the Collections and all other assets, including, without limitation, accounts, instruments and general intangibles (as those terms are defined in the UCC) owned by the Seller and not otherwise purchased or scheduled to be purchased under this Agreement and
(c) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.


                           ARTICLE III

                     CONDITIONS OF PURCHASES

            SECTION 3.01. Conditions Precedent to Initial Purchase. The initial Purchase under the Original Agreement was subject to the conditions precedent that the Agent shall have received on or before the date of such Purchase the following, each in form and substance satisfactory to the Agent:

           (a) A copy of the resolutions of the Board of Directors of each of the Seller and the Originator authorizing the Original Agreement and the Originator Purchase Agreement and the other documents to be delivered by it thereunder and the transactions contemplated thereby, certified by its Secretary or Assistant Secretary.

           (b) A certificate of the Secretary or Assistant Secretary of each of the Seller and the Originator certifying the names and true signatures of the officers authorized on its behalf to sign the Original Agreement and the Originator Purchase Agreement and the other documents to be delivered by it thereunder (on which certificate the Agent, the Purchasers and the Banks may conclusively rely unless and until such time as the Agent shall receive from the Seller or the Originator a replacement certificate meeting the requirements of this subsection (b)).

           (c) Acknowledgment copies or time stamped receipt copies of proper Financing Statements (Form UCC-1), duly filed on or before the date of such initial Purchase under the UCC of all appropriate jurisdictions or any comparable law that the Agent may deem necessary or desirable in order to perfect the ownership and security interests in all Receivables and Related Security contemplated by the Original Agreement and the Originator Purchase Agreement.

           (d) Acknowledgment copies or time stamped receipt copies of proper Financing Statements (Form UCC-3), if any, necessary to release all security interests and other rights of any person in (i) the Receivables and Related Security previously granted by the Seller or the Originator and (ii) the collateral security referred to in Section 2.10 previously granted by the Seller.

           (e) Certified copies of requests for information or copies (Form UCC- 11) (or a similar search report certified by a party acceptable to the Agent), dated a date reasonably near to the date of the initial Purchase, listing all effective financing statements which name the Seller or the Originator (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which filings were made pursuant to subsection (c) above, together with copies of such financing statements (none of which, other than the financing statements filed pursuant to subsection (c), shall cover any Receivables, Related Security or Contracts or the collateral security referred to in Section 2.10).

          (f)  The Fee Agreement referred to in Section 2.05.

          (g) A favorable opinion or opinions of counsel for the Seller and the Originator, in substantially the form of Exhibit E and as to such other matters as the Agent may reasonably request.

          (h)   A  favorable opinion of Kaye, Scholer,  Fierman,
Hays & Handler, LLP, counsel for the Agent, as the Agent may reasonably request.

          (i)   A  letter  agreement with  Fleet  National  Bank
acknowledging   the  Agent's  dominion  and  control   over   the
Collection  Account, duly executed by Fleet  National  Bank,  the
Originator and the Seller.

          (j) A letter agreement acknowledging the Agent's dominion and control over the Supplemental Collection Account, duly executed by the Originator and the Seller.

          (k)   An  executed  copy  of the  Originator  Purchase
Agreement.

          (l) A copy of the by-laws of the Seller, certified by the Secretary or Assistant Secretary of the Seller.

            (m) A copy of the certificate or articles of incorporation of the Seller, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of the Seller from such Secretary of State or other official, dated as of a recent date.

           SECTION  3.02.  Conditions Precedent to All Purchases.
Each   Purchase  (including  the  initial  Purchase)   and   each
reinvestment hereunder shall be subject to the further conditions precedent that:

           (a) the Collection Agent shall have prepared and forwarded to the Agent, for each Purchaser and each Bank, on or prior to the 18th day of each month, a Seller Report related to each Receivable Interest owned by such Purchaser or Bank as of the close of business of the Seller on the last day of the preceding Settlement Period and containing such additional information as may be reasonably requested by the Agent;

           (b) on the date of such Purchase or reinvestment the following statements shall be true, except that the statement in clause (iv) below is required to be true only if such Purchase or reinvestment is by a Purchaser (and the Seller by accepting a payment of Capital shall be deemed to have certified that):

             (i) the representations and warranties contained in Section 4.01 of this Agreement are correct on and as of such date as though made on and as of such date,

             (ii) no event has occurred and is continuing, or would result from such Purchase, which constitutes an Event of Termination or Incipient Event of Termination,

             (iii) on such date, all of the Originator's long-term public senior debt securities are rated at least BB- by Standard & Poor's or Ba3 by Moody's,

             (iv)    the Agent shall not have given the Seller at
least  one  Business  Day's  notice  that  the  Purchasers   have
terminated new Purchases of Receivable Interests or reinvestments therein, and

            (v) the Originator shall have sold or contributed to the Seller, pursuant to the Originator Purchase Agreement, all Pool Receivables then outstanding; and

            (c) the Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.

          SECTION 3.03. Conditions Precedent to the Restatement. The restatement of the Original Agreement is subject to the condition precedent that the Agent shall have received on or before the date of the effective date of such restatement the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

           (a) A copy of the resolutions adopted by the Board of Directors of the Seller approving this Agreement and the other documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its Secretary or Assistant Secretary;

           (b) A certificate of the Secretary or Assistant Secretary of the Seller certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other documents to be delivered by it hereunder (on which certificate the Agent and each Purchaser and Bank may conclusively rely until such time as the Agent shall receive from the Seller a revised certificate meeting the requirements of this subsection (b));

            (c) Acknowledgment copies of proper Financing Statements (Form UCC-3) amending the existing Financing Statements filed in 1997 pursuant to subsection (c) of Section
3.01 of the Original Agreement to reflect the exclusion of RRB Charge, in all jurisdictions where the original forms UCC-1 were filed.

           (d) Copies of the Basic Documents (as defined in the Note Indenture), certified as true by an appropriate officer of the Seller or other appropriate Person.

          (e)  The Intercreditor Agreement.

          (f)  An amendment to the Originator Purchase Agreement.

          (g)  An agreement among Fleet National Bank, the Agent,
the   Originator  and  the  Seller  which,  among  other  things,
terminates   the   Agent's   dominion  and   control   over   the
Supplemental Collection Account.

           (h) Payment of an amount to the Agent sufficient to reduce Capital to no more than $100,000,000.

                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

           SECTION 4.01.  Representations and Warranties  of  the
Seller.  The Seller represents and warrants as follows:

           (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Connecticut.

           (b) The execution, delivery and performance by the Seller of the Transaction Documents and the other instruments and documents to be delivered by it hereunder, and the transactions contemplated hereby and thereby, including the Seller's use of the proceeds of Purchases and reinvestments, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter and by-laws, (ii) any law, rule or regulation applicable to the Seller, (iii) any contractual restriction binding on or affecting the Seller or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (except as contemplated hereby) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. Each of the Transaction Documents to which the Seller is a party has been duly executed and delivered by the Seller.

           (c) No authorization, approval, declaration, order or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents to which the Seller is a party or any other document or instrument to be delivered hereunder except for such as have been accomplished and except for the filing of the UCC Financing Statements referred to in Article III, all of which, at the time required in Article III, shall have been duly made and shall be in full force and effect.

           (d) Each of the Transaction Documents to which the Seller is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

           (e) This Agreement evidences the transfer to the Agent, for the benefit of the Purchasers and the Banks, as the case may be, of legal and equitable title to, and ownership of, an undivided percentage ownership interest in Receivables to the extent of the applicable Receivable Interest Percentage.

           (f) The consolidated balance sheet of the Originator as at December 31, 1996, and the related statements of income and retained earnings of the Originator for the year then ended (the "Financial Statements"), copies of which have been furnished to the Agent, fairly present the financial condition of the Originator and its Subsidiaries as of such date and the results of the operations of the Originator and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since
December 31, 1996 there has not occurred any event which may materially adversely affect the collectibility of the Pool
Receivables  or  the ability of the Originator  to  collect  Pool
Receivables or otherwise perform its obligations under this Agreement. The opening pro forma balance sheet of the Seller as at September 30, 1997, giving effect to the initial Purchase to be made under this Agreement, a copy of which has been furnished to the Agent, fairly presents the financial condition of the Seller as at such date, in accordance with generally accepted accounting principles, and since September 30, 1997 there has not occurred any event which may materially adversely affect the collectibility of the Pool Receivables or the ability of the Seller to collect Pool Receivables or otherwise perform its obligations under this Agreement.

           (g) There are no actions, suits or proceedings pending, or to the knowledge of the Seller or the Originator threatened, against or affecting the Originator or any Significant Subsidiary, or the property of the Originator or of any Significant Subsidiary, except as otherwise disclosed in the Financial Statements and the Public Disclosure Documents, in any court, or before any arbitrator of any kind, or before or by any governmental body, which may materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller or the Originator to collect Pool Receivables or otherwise perform their respective obligations under the Transaction Documents. Neither the Originator nor any Significant Subsidiary is in default with respect to any order of any court, arbitrator or governmental body except for defaults, if any, which are not material to the business or operations of the Originator or any Significant Subsidiary.

           (h) No proceeds of any Purchase or reinvestment will be used by the Seller to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange
Act of 1934, as amended.

           (i)   Each  Pool Receivable (i) at the time  that  the
Purchasers or the Banks initially purchase an undivided percentage ownership interest in such Pool Receivable from the Seller, is owned by the Seller free and clear of any Adverse Claim and (ii) together with the Contract related thereto, at all times after such time is free and clear of any Adverse Claim except as otherwise specifically provided hereunder. Upon each Purchase of a Receivable Interest and each reinvestment, the Agent, for the benefit of the Purchasers or the Banks, as the case may be, will acquire a valid and perfected first priority undivided percentage ownership interest (to the extent of such Receivable Interest) in each Pool Receivable then existing or thereafter arising and in the Related Security (to the extent able to be perfected by filing), related Contract and (subject to
Section 9-306 of the UCC) Collections with respect thereto free and clear of any Adverse Claim except as provided hereunder and except, in the case of Related Security and Contracts (but not the Receivables), the proportionate interest therein of the SPE and the Note Trustee insofar as any such Related Security and Contracts relate to the RRB Charge (the "Pro Rata RRB Interest "); and no effective financing statement or other instrument similar in effect covering any such Receivable or the Related Security, related Contract and Collections with respect thereto is on file in any recording office, or otherwise effective, except such as may be filed in favor of the Agent in accordance with this Agreement and those filed by the Seller pursuant to the Originator Purchase Agreement and except, in the case of Related Security and Contracts, such as may relate to the Pro Rata RRB Interest.

           (j) No Seller Report (if prepared by the Seller, or any Person with which the Seller has subcontracted pursuant to
Section 6.01, or to the extent that information contained therein is supplied by the Seller or such other Person), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Seller to the Agent, any Purchaser or any Bank in connection with this Agreement is inaccurate in any material respect or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

           (k) The chief place of business and chief executive office of the Seller and the offices where the Seller keeps all its books, records and documents evidencing Pool Receivables or the related Contracts are located at the address specified in
Section  5.01(f), in jurisdictions where all action  required  by
Section 6.05 has been taken and completed.

           (l) The Seller has not (i) extended, modified or waived any of the terms of any Contract giving rise to a Pool Receivable or (ii) made any change in its Credit and Collection Policy except, in either case, as permitted by Section 5.03(c).

           (m) Each Purchase of a Receivable Interest hereunder and each reinvestment will constitute (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

          (n) On any date, the Net Receivables Pool Balance will not be less than 105% of the sum of Capital, Yield Reserve, Collection Agent Fee Reserve and Loss and Dilution Reserve for all Receivable Interests on such date; provided that no breach of the representation contained in this subsection (n) shall be deemed to have occurred if the condition set forth herein shall be cured within three Business Days after the Seller shall become aware of such condition.

           (o)  Neither the Seller nor the Originator is known by
or   uses  any  tradename  or  doing-business-as  name   in   the
origination or collection of any of the Receivables.

           (p) The Seller was incorporated on September 5, 1997, and did not engage in any business activities prior to the date of the Original Agreement. The Seller has no Subsidiaries.

           (q) (i) The fair value of the property of the Seller is greater than the total amount of liabilities, including contingent liabilities, of the Seller, (ii) the present fair salable value of the assets of the Seller is not less than the amount that will be required to pay all probable liabilities of the Seller on its debts as they become absolute and matured,
(iii) the Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond the Seller's abilities to pay such debts and liabilities as they mature and (iv) the Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Seller's property would constitute unreasonably small capital.

           (r) With respect to each Pool Receivable as to which any Receivable Interest is outstanding, the Seller either (i) received such Pool Receivable as a contribution to the capital of the Seller by the Originator or (ii) purchased such Pool Receivable from the Originator in exchange for payment (made by the Seller to the Originator in accordance with the provisions of the Originator Purchase Agreement) of cash, Deferred Purchase Price, or a combination thereof in an amount which constitutes fair consideration and reasonably equivalent value. Each such sale referred to in clause (ii) of the preceding sentence was not made for or on account of an antecedent debt owed by the Originator to the Seller and no such sale is or may be voidable or subject to avoidance under any section of the Federal Bankruptcy Code.


                            ARTICLE V

                        GENERAL COVENANTS

           SECTION 5.01. Affirmative Covenants of the Seller and the Originator. Until the latest of the Facility Termination Date, the Commitment Termination Date, the date that the Capital and Yield with respect to all Receivable Interests shall be paid in full or the date all other amounts owed by the Seller hereunder to the Purchasers, the Banks or the Agent are paid in full, the Seller and the Originator will each, unless the Agent shall otherwise consent in writing:

          (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Pool Receivables, Related Security and related Contracts, except to the extent any such failure to comply is being contested in good faith by appropriate proceedings or any such failure would not have a material adverse effect on the collectibility of the Receivables Pool or the ability of the Seller or the Originator to perform their respective obligations under this Agreement and the related documents.

          (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect the interests of any Purchaser, any Bank or the Agent hereunder or in the Pool Receivables, or the ability of the Seller or the Collection Agent to perform their respective obligations under this Agreement.

           (c) Audits. At any time and from time to time during regular business hours as requested by the Agent, permit the Agent, or its agents or representatives (including independent public accountants, which may be the Seller's or the Originator's independent public accountants), (i) to conduct periodic audits of the Pool Receivables, the Related Security and the related books and records and collections systems of the Seller or the Originator, as the case may be, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller or the Originator, as the case may be, relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (iii) to visit the offices and properties of the Seller or the Originator, as the case may be, for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller's or the Originator's performance under the Transaction Documents or under the Contracts with any of the officers or employees of the Seller or the Originator, as the case may be, having knowledge of such matters. In addition, upon the Agent's request at least once per year, the Seller will, at its expense, appoint independent public accountants (which may be the Originator's regular independent public accountants, Arthur Andersen, LLP, or other major nationally recognized independent public accountants), or utilize the Agent's representatives or auditors, to prepare and deliver to the Agent a written report with respect to the Pool Receivables and the Credit and Collection Policy (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form set forth in Exhibit F hereto or in such other form as may be reasonably requested by the Agent. In connection herewith and unless otherwise required by applicable law, the Agent agrees to maintain the confidentiality of all results of such inspections (except that the Agent shall have no obligation or confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of the Agent).

          (d) Keeping of Records and Books of Account. Maintain and implement, or cause to be maintained and implemented, administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain, or cause to be kept and maintained, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool
Receivable and all Collections of and adjustments to each existing Pool Receivable).

           (e) Performance and Compliance with Receivables and Contracts. At its expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables.

           (f) Location of Records. Keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables and all Contracts related thereto (and all original documents relating thereto), at the address of the Seller or the Originator, as the case may be, set forth under its name on the signature pages to this Agreement or (i) in the case of such records and Contracts, at the Originator's offices in Wethersfield, Connecticut or (ii) upon 30 days' prior written notice to the Agent, at such other locations in a jurisdiction where all action required by Section
6.05 shall have been taken and completed.

           (g) Credit and Collection Policies. Comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

           (h) Collections. In the event that both S&P and Moody's shall lower the Originator's long term public unsecured debt securities rating to below BBB, in the case of S&P, and Baa2, in the case of Moody's, take all actions necessary to ensure that Collections with respect to Pool Receivables are deposited in the Collection Account within two Business Days following receipt thereof.

          (i)  [Intentionally Omitted]

           SECTION 5.02. Reporting Requirements of the Seller. Until the latest of the Facility Termination Date, the Commitment Termination Date, the date that the Capital and Yield with respect to all Receivable Interests shall be paid in full or the date all other amounts owed by the Seller hereunder to the Purchasers, the Banks or the Agent are paid in full, the Seller will, unless the Agent shall otherwise consent in writing, furnish or cause to be furnished to the Agent:

           (a)   as soon as available and in any event within  60
days after the end of each of the first three quarters of each fiscal year of the Originator a copy of the Originator's
Quarterly Report on Form 10-Q for such quarter;

           (b)  as soon as available and in any event within  105
days after the end of each fiscal year of the Originator a copy of the Originator's Annual Report on Form 10-K, for such fiscal year;

           (c) upon request by the Agent, copies of all reports which the Originator sends to any holders of its publicly held securities and copies of all reports and registration statements which the Originator files with the Securities and Exchange Commission or any national securities exchange;

           (d) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Originator or any Significant Subsidiary files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Originator or any Significant Subsidiary receives from any of the foregoing in each case in respect of the assessment of withdrawal liability or event or condition which could, in the aggregate, result in the imposition of liability on the Originator in excess of $10,000,000;

           (e) as soon as possible and in any event within five days after an officer of the Seller obtains knowledge of the occurrence of an Event of Termination or an Incipient Event of Termination, the statement of the chief financial officer or chief accounting officer or the Treasurer or an Assistant Treasurer of the Seller setting forth the details of such Event of Termination or Incipient Event of Termination and the action that the Seller proposes to take with respect thereto;

           (f) upon the request of the Agent, a list of the Receivables in which each Purchaser and each Bank has purchased an undivided percentage ownership interest hereunder;

           (g)    promptly,  from  time  to  time,  such   other
information, documents, records or reports respecting the Receivables or Related Security or the conditions or operations, financial or otherwise, of the Originator or any Significant Subsidiary as the Agent may from time to time reasonably request in order to protect any Purchaser's, any Bank's or the Agent's interests under or contemplated by this Agreement;

           (h) on or prior to the 18th day of each month, such Seller Reports and other reports, information, documents, books or records as the Agent may reasonably request;

           (i) promptly after the Seller obtains knowledge thereof, notice of any "Event of Termination" or "Facility
Termination Date" under the Originator Purchase Agreement;

           (j) so long as any Capital shall be outstanding, as soon as possible and in any event no later than the day of occurrence thereof, notice that the Originator has stopped selling or contributing to the Seller, pursuant to the Originator Purchase Agreement, all newly arising Pool Receivables;

           (k) at the time of the delivery of the financial statements provided for in clauses (a) and (b) of this paragraph, a certificate of the chief financial officer or chief accounting officer or the treasurer or an assistant treasurer of the Seller to the effect that, to the best of such officer's knowledge, no Event of Termination has occurred and is continuing or, if any Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

           (l) promptly after receipt thereof, copies of all notices received by the Seller from the Originator under the Originator Purchase Agreement;

           (m) promptly, upon the delivery thereof pursuant to the Servicing Agreement, a copy of each notice (i) of a Servicer Default (as that term is defined in the Servicing Agreement),
(ii) permitting the resignation of the Seller from its servicing obligations pursuant to Section 6.05 of the Servicing Agreement and (iii) of the Seller's intention to appoint another Person to perform all of its obligations as servicer pursuant to Section 6.09(a) of the Servicing Agreement;

           (n) promptly, upon the delivery thereof pursuant to the Purchase and Sale Agreement, a copy of each notice sent thereunder which relates to Article 5 of that agreement;

           (o) promptly, upon the delivery thereof pursuant to the Servicing Agreement, copies of all Reports to be furnished pursuant to the Servicing Agreement;

           (p) promptly upon receipt thereof, a copy of each amendment to the Financing Order issued pursuant to the Act; and

           (q) not less than 30 days before it shall occur, in detail reasonably acceptable to the Agent notice of the commencement by a Person other than the Seller of the billing and/or collecting on behalf of the Seller of charges which constitute Receivables.

          SECTION 5.03. Negative Covenants of the Seller. Until the latest of the Facility Termination Date, the Commitment Termination Date, the date that the Capital and Yield with respect to all Receivable Interests shall be paid in full or the date all other amounts owed by the Seller hereunder to the Purchasers, the Banks or the Agent are paid in full, the Seller will not, without the written consent of the Agent:

           (a) Sales, Liens, Etc. Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, the Seller's undivided interest in any Pool Receivable, Related Security, related Contract or Collections, or upon or with respect to any lock-box account to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof.

           (b) Extension or Amendment of Receivables. Except in conformance with the Credit and Collection Policy, extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto if such action might reduce or impair the rights of any Purchaser, any Bank or the Agent with respect to any Pool Receivable or the collectibility or value of any Pool Receivable.

           (c) Change in Business or Contracts or Credit and Collection Policy. Make any change in the character of its business or its Contracts or Credit and Collection Policy, which change would, in any case, impair the collectibility of any Pool Receivable.

           (d) No Actions Against Obligors. Commence or settle any legal action to enforce collection of any Pool Receivable except in conformance with the Credit and Collection Policy.

           (e) Deposits to Designated Accounts. Deposit or otherwise credit, or cause or fail to use commercially reasonable efforts to prevent from being so deposited or credited, to any Designated Account cash or cash proceeds other than Collections of Pool Receivables.

           (f) Servicing Agreement and Purchase and Sale Agreement. Amend any provision of the Servicing Agreement or the Purchase and Sale Agreement in a manner that will have a material adverse effect on the collectibility of the Receivables or the ability of the Seller to perform hereunder.

           SECTION 5.04. Special Covenants Regarding Corporate Separateness, Etc. The Seller and the Originator each acknowledges that the Agent, each Purchaser and each Bank is entering into the transactions contemplated hereby in reliance on the separate legal identity of the Seller. In accordance with such reliance, the Seller hereby agrees that until the latest of the Facility Termination Date, the Commitment Termination Date, the date that the Capital and Yield with respect to all Receivable Interests shall be paid in full or the date all other amounts owed by the Seller hereunder to the Purchasers, the Banks or the Agent are paid in full, the Seller shall:

          (a) Corporate Separateness. (i) At all times maintain at least one independent director who (x) is not currently and has not been during the five years preceding the date of this Agreement an officer, director or employee of an Affiliate of the Seller or any Other Corporation, (y) is not a current or former officer or employee of the Seller and (z) is not a stockholder of any Other Corporation or any of their respective Affiliates.

          (ii) Not direct or participate in the management of any of the Other Corporations' operations.

          (iii) Have stationery and other business forms and a telephone number separate from that of the Other Corporations.

          (iv) At all times be adequately capitalized in light of its contemplated business.

          (v) At all times provide for its own operating expenses and liabilities from its own funds.

           (vi) (A) Except as contemplated hereby, maintain its assets and transactions separately from those of the Other Corporations and reflect such assets and transactions in financial statements separate and distinct from those of the Other Corporations and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Corporations; (B) hold itself out to the public under the Seller's own name as a legal entity separate and distinct from the Other Corporations; and (C) not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the Other Corporations.

          (vii)  Not maintain any joint account with any Other
Corporation or become liable as a guarantor or otherwise with respect to any debt or contractual obligation of any Other
Corporation.

          (viii) Not make any payment or distribution of assets with respect to any obligation of any Other Corporation or grant an Adverse Claim on any of its assets to secure any obligation of any Other Corporation.

          (ix) Not make loans, advances or otherwise extend credit to any of the Other Corporations except as contemplated hereby and by the Originator Purchase Agreement.

          (x) Hold regular duly noticed meetings of its Board of Directors and make and retain minutes of such meetings.

           (xi) Have bills of sale (or similar instruments of assignment) (except with respect to purchases of Receivables) and, if appropriate, UCC-1 financing statements, with respect to all assets purchased from any of the Other Corporations.

          (xii) Not engage in any transaction with any of the Other Corporations, except as permitted by this Agreement and as contemplated by the Originator Purchase Agreement.

           (xiii) Comply with (and cause to be true and correct) each of the facts and assumptions contained in Part A on pages 3-6 of the true sale and non-consolidation opinion of Day, Berry & Howard delivered pursuant to Section 3.01(g) and designated as Exhibit E to the Original Agreement.

           (b) Originator Purchase Agreement. Not amend, waive or modify any provision of the Originator Purchase Agreement or waive the occurrence of any "Event of Termination" under the Originator Purchase Agreement, without in each case the prior written consent of the Agent. The Seller will perform all of its obligations under the Originator Purchase Agreement in all material respects and will enforce the Originator Purchase Agreement in accordance with its terms in all material respects.

           (c) Nature of Business. Not engage in any business other than the purchase of Receivables, Related Security and Collections from the Originator and the transactions contemplated by this Agreement or create or form any Subsidiary.

           (d)   Mergers,  Etc.   Not  merge  with  or  into  or
consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by this Agreement and the Originator Purchase Agreement.

           (e) Distributions, Etc. Not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Seller, or return any capital to its shareholders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any shares of any class of capital stock of the Seller or any warrants, rights or options to acquire any such shares, now or hereafter outstanding; provided, however, that the Seller may declare and pay cash dividends on its capital stock to its shareholders so long as (i) no Event of Termination shall then exist or would occur as a result thereof, (ii) such dividends are in compliance with all applicable law including the law of the state of Connecticut, and (iii) such dividends have been approved by all necessary and appropriate corporate action of the Seller.

           (f) Debt. Not incur any debt, other than any debt incurred pursuant to this Agreement and the Originator Purchase
Agreement, including the Deferred Purchase Price.

          (g)  Certificate of Incorporation.  Not amend or delete
Articles Third, Fourth, Sixth or Seventh of its certificate of incorporation.

           (h) Tangible Net Worth. Maintain Tangible Net Worth at all times equal to at least 3% of the Outstanding Balance of the Receivables at such time.


                           ARTICLE VI

                  ADMINISTRATION AND COLLECTION

           SECTION 6.01. Designation of Collection Agent. The servicing, administration and collection of the Pool Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this Section
6.01. Until the Agent gives notice to the Seller of a designation of a new Collection Agent, the Originator is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Agent, at any time after the occurrence of an Event of Termination or Incipient Event of Termination, upon notice to the Seller, may designate as Collection Agent any Person (including itself) to succeed the Originator or any successor
Collection Agent, on the condition in each case that any such Person so designated agrees in writing (a) to perform the duties and obligations of the Collection Agent pursuant to the terms hereof and (b) to adhere to the provisions of Section 11.07, which agreement shall survive the termination of this Agreement or such writing. For purposes of satisfying the condition contained in the preceding sentence, the Agent hereby agrees that if and when it shall designate itself as the Collection Agent it shall perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Collection Agent may subcontract with Northeast Utilities Service Company and may, upon 45 days' notice to the Seller, with the prior consent of the Agent, subcontract with any other Person for the administration and collection of the Pool Receivables, provided that the Collection Agent shall remain liable for the performance of the duties and obligations of the Collection Agent pursuant to the terms hereof. In performing its duties as Collection Agent, the Collection Agent shall exercise the same care and apply the same policies as it would exercise and apply if it owned such Receivables and shall act in the best interests of the Seller, the Purchasers and the Banks.

           SECTION 6.02. Duties of Collection Agent. (a) The Collection Agent shall (unless the Agent directs otherwise) take or cause to be taken only such actions as shall be necessary or customary to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and solely in accordance with the Credit and Collection Policy. The Seller and the Agent hereby appoint the Collection Agent, from time to time designated pursuant to Section 6.01, as agent for themselves and for the Purchasers and the Banks to enforce their respective rights and interests in and under the Pool Receivables, the Related Security and the related Contracts and to monitor the Seller's compliance with the terms and conditions set forth in this Agreement.

           (b) The Collection Agent shall not extend, amend or otherwise modify the terms of any Pool Receivable or amend, modify or waive any term or condition of any Contract related thereto, or commence or settle any legal action to enforce collection of any Pool Receivable, except in conformance with the Credit and Collection Policy.

           (c) Upon the Agent's request following the occurrence of any Event of Termination or Incipient Event of Termination, the Seller shall deliver to the Collection Agent, and the Collection Agent shall hold in trust, keep confidential and legend appropriately for the Seller and the Agent, acting on behalf of each Purchaser and each Bank, in accordance with their respective interests, copies of all computer tapes or disks which evidence or relate to Pool Receivables and copies of all documents, instruments and other records which evidence or relate to Pool Receivables.

           (d) The Collection Agent shall as soon as practicable upon demand deliver to the Seller copies of all documents, instruments and other records (including, without limitation, computer tapes or disks) in its possession which evidence or relate to Receivables of the Seller other than Pool Receivables, and copies of documents, instruments and other records in its possession which evidence or relate to Pool Receivables.

           (e) The Collection Agent shall, at any time and from time to time at the written request of the Agent, furnish to the Agent (within five Business Days after any such request) a calculation of the amounts set aside for the Purchasers and the Banks pursuant to Section 2.06(b).

            (f) The Collection Agent shall, to the extent permitted by applicable law, pay interest to the Agent on any amount not paid by the Collection Agent when required to be paid by it hereunder, at an interest rate per annum equal to the Alternate Base Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be for the account of, and shall be distributed to, the Purchasers and the Banks, as the case may be, entitled thereto ratably in accordance with their respective interests in such overdue amount and shall be paid by the Collection Agent free and clear of and without deduction for any taxes of any kind whatsoever.

           (g) The Collection Agent's authorization under this Agreement shall terminate, after the Facility Termination Date and Commitment Termination Date, upon receipt by each Purchaser and each Bank which has purchased a Receivable Interest of the allocable Capital and Yield and upon payment in full of all other amounts payable to the Agent, each Purchaser, each Bank and the Collection Agent under this Agreement.

           SECTION 6.03. Rights of the Agent. (a) The Agent is hereby authorized, at any time, upon notice to the Seller after the occurrence of an Event of Termination or Incipient Event of Termination, to direct the Obligors of Pool Receivables, or any of them (and the Seller shall at the Agent's request and at the Seller's expense, direct such Obligors), to make payment of all amounts  payable  under  any  Pool  Receivable  directly  to  the
Designated Account. Further, the Agent (upon notice to the Seller and at the Seller's expense) may, at any time after the occurrence of an Event of Termination or Incipient Event of Termination, notify the Obligors of Pool Receivables, or any of them, of the ownership of Receivable Interests by the Purchasers and the Banks.

           (b) At any time after the occurrence of an Event of Termination or Incipient Event of Termination:

           (i)   The  Agent  may  direct  the  Obligors  of  Pool
Receivables, or any of them, that payment of all amounts payable under any Pool Receivable be made directly to the Agent or its designee.

           (ii) The Seller shall, at the Agent's request and at the Seller's expense, give notice of the ownership of Receivable Interests by the Agent, for the benefit of the Purchasers and the Banks to each such Obligor and direct that payments be made directly to the Agent or its designee.

           (iii) The Seller and the Originator shall, at the Agent's request and at the Seller's expense, (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) which evidence or relate to the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables, and shall make the same available to the Agent at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

           (iv) Each of the Seller, each Purchaser and each Bank hereby authorizes the Agent to take any and all steps in the Seller's name and on behalf of the Seller necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections of Pool Receivables and enforcing such Pool Receivables and the related Contracts and taking action or causing action to be taken with respect to any Related Security, including with respect to transferring possession of the same to the Agent or its designee.

           SECTION 6.04.  Responsibilities of the Seller and  the
Originator.  Anything herein to the contrary notwithstanding:

           (a) The Seller and the Originator shall remain responsible and liable to perform all of their respective duties and obligations under the Contracts related to the Pool Receivables, to the extent set forth therein; the Seller and the Originator shall perform their respective obligations under the Contracts related to the Pool Receivables to the same extent as if Receivable Interests had not been sold;

           (b) The exercise by the Agent of any of its rights hereunder shall not release the Seller or the Originator from any of their respective duties or obligations with respect to any Pool Receivables or under the Contacts related to the Pool Receivables;

           (c) Neither the Agent nor any Purchaser or Bank shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform any of the obligations of the Seller or the Originator thereunder;

            (d) In the event of any conflict between the provisions of Article VI of this Agreement and Article VI of the Originator Purchase Agreement, the provisions of this Agreement shall control; and

           (e) The Seller shall promptly notify the Agent of any claim or threatened claim probable, in the opinion of the management of the Seller, to result in any liability referred to in Article X.

           SECTION  6.05.   Further Action Evidencing  Purchases.
(a) Each of the Seller and the Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Agent may reasonably request in order to perfect, protect or more fully evidence the Receivable Interests purchased by the Purchasers or the Banks hereunder, or to enable any of them or the Agent to exercise or enforce any of their respective rights hereunder. Without limiting the generality of the foregoing, the Originator will upon the request of the Agent: (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; (ii) following the occurrence of any Event of Termination, mark conspicuously each invoice evidencing each Pool Receivable and the related Contract with a legend, acceptable to the Agent, evidencing that an undivided percentage ownership interest in such Receivable has been sold in accordance with this Agreement; and (iii) mark its master data processing records evidencing such Pool Receivables and related Contracts with such legend.

           (b) The Seller hereby authorizes the Agent to file or cause to be filed one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool Receivables and the Related Security now existing or hereafter arising without the signature of the Seller where permitted by law.

           (c) If the Seller fails to perform any of its agreements or obligations under this Agreement, the Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Seller as provided in Section 11.06.

          SECTION 6.06. Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Pool Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder before being applied to any other indebtedness of such Obligor, except to the extent that such payment is required to be applied on a pro rata basis to the RRB Charge.

           SECTION 6.07. Indemnities by the Collection Agent. Without limiting any other rights that the Agent, any Purchaser, any Bank or any of their respective Affiliates (each, a "Special Indemnified Party") may have hereunder or under applicable law, and in consideration of its appointment as Collection Agent, the Collection Agent hereby agrees to indemnify each Special Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Special Indemnified Amounts") arising out of or resulting from any of the following (excluding, however, (a) Special Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Special Indemnified Party, (b) recourse for uncollectible Receivables or (c) any income taxes or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract):

                   (i)      any  representation  or  warranty  or
statement made or deemed made by the Collection Agent under or in connection with this Agreement which shall have been incorrect in any material respect when made;

                  (ii) the failure by the Collection Agent to comply with any applicable law, rule or regulation with respect to any Pool Receivable or Contract; or the failure of any Pool Receivable or Contract to conform to any such applicable law, rule or regulation;

                 (iii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, the Contracts and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

                 (iv)  any  failure of the Collection  Agent  to
perform  its  duties  or  obligations  in  accordance  with   the
provisions of this Agreement;

                 (v)   the commingling of Collections of Pool
Receivables at any time by the Collection Agent with other funds;

                 (vi)   any action or omission by the Collection
Agent reducing or impairing the rights of the Purchasers or the Banks with respect to any Pool Receivable or the value of any Pool Receivable;

                 (vii) any Collection Agent Fees or other costs and expenses payable to any replacement Collection Agent, to the extent in excess of the Collection Agent Fees payable to the Collection Agent hereunder; or

                 (viii)  any  claim brought by any Person  other
than a Special Indemnified Party arising from any activity by the Collection Agent or its Affiliates in servicing, administering or collecting any Receivable.

                           ARTICLE VII

                      EVENTS OF TERMINATION

           SECTION 7.01.  Events of Termination.  If any  of  the
following events ("Events of Termination") shall occur and be continuing:

           (a) The Collection Agent (if other than the Agent or its designee) (i) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 7.01(a)) and such failure shall remain unremedied for three Business Days or (ii) shall fail to make any payment or deposit to be made by it hereunder when due; or

           (b) The Seller or the Originator shall fail (i) to transfer to the Agent when requested by the Agent any rights pursuant to this Agreement which it has as Collection Agent, (ii) to perform or observe any term, covenant or agreement contained in Section 5.03(e) or Section 6.03(a), (iii) to make any payment required under Section 10.01 or (iv) to turn over to the Collection Agent the amounts referred to in Sections 2.06(e)(i) and (ii); or

          (c) Any representation or warranty made or deemed made by the Seller or the Collection Agent (or any of their respective officers) under or in connection with this Agreement, any other Transaction Document, any Seller Report or any other information or report delivered by the Seller or the Collection Agent pursuant hereto or any Transaction Document shall prove to have been incorrect in any material respect when made or deemed made or delivered; or

          (d) The Seller or the Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Seller or the Originator by the Agent; or

          (e) The Seller or the Originator shall fail to pay the principal of or interest on any obligation of the Seller or the Originator for borrowed money (it being agreed that neither the Notes nor the Certificates are such an obligation) in an outstanding amount of $10,000,000 or more when due, whether by acceleration, by required prepayment or otherwise, for a period longer than any period of grace provided in such obligation, or fail to perform any other term, condition or covenant contained in any such obligation, the effect of which is to cause, or to permit the holder of such obligation or others on its behalf to cause, such obligation then to become due prior to its stated maturity, unless such failure shall have been cured or effectively waived; or

           (f) Any Purchase of a Receivable Interest pursuant hereto or any reinvestment shall for any reason, except to the extent permitted by the terms hereof, cease to create a valid and perfected first priority undivided percentage ownership interest to the extent of such Receivable Interest in each applicable Pool Receivable and the Related Security and Collections with respect thereto; or this Agreement shall for any reason cease to evidence the transfer to the owner thereof of legal and equitable title to, and ownership of, an undivided percentage ownership interest in Pool Receivables and Related Security to the extent of the applicable Receivable Interest; or the security interest created pursuant to Section 2.10 shall for any reason (but subject to the Pro Rata RRB Interest) cease to be a valid and perfected first priority security interest in the collateral security referred to in that section; or

           (g) (i) The Originator or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Originator or any of its Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, if instituted against the Originator or any of its Significant Subsidiaries, either such proceeding shall not be stayed or dismissed for 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or (ii) the Originator or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth in clause (i) above in this subsection (g); or

          (h) The Delinquency Ratio shall at any time exceed 7%, the Default Ratio shall at any time exceed 8% or the Loss-To-
Liquidation Ratio shall at any time exceed 2%; or

          (i) The Net Receivables Pool Balance shall at any time be less than 105% of the sum of Capital, Yield Reserve, Collection Agent Fee Reserve and Loss and Dilution Reserve for all Receivable Interests at such time and such condition shall continue for three Business Days after the Seller shall become aware of such condition; or

          (j) There shall have occurred any event which may materially adversely affect the ability of the Seller or the Originator to perform its obligations under this Agreement or the collectibility of the Pool Receivables; or

          (k)  An "Event of Termination" or "Facility Termination
Date" shall occur under the Originator Purchase Agreement, or the Originator Purchase Agreement shall cease to be in full force and effect; or

          (l)  All of the outstanding capital stock of the Seller
shall  cease  to  be  owned,  directly  or  indirectly,  by   the
Originator; or

          (m) A "Servicer Default" shall occur under the Servicing Agreement; or

          (n) The Seller shall be required to pay indemnity payments under the Purchase and Sale Agreement on account of its breach of representations and warranties or the Repurchase Date (as defined in the Purchase and Sale Agreement) shall occur; or

          (o) The Note Trustee commences action to enforce the security interest under the Note Indenture; or, the Note Trustee or any other Person requests the DPUC to order the sequestration and payment to the holders of the Notes of all revenues arising with respect to the RRB Charge and/or the related competitive transition assessment; or

           (p) The Act or the Financing Order is amended in a manner which materially affects the ability of the Seller to collect Pool Receivables or the ability of the Seller to perform hereunder.

then, and in any such event, the Agent may, by notice to the Seller, take either or both of the following actions: (x)
designate the Facility Termination Date or the Commitment Termination Date; and (y) designate a Person to succeed the Originator as the Collection Agent (if the Originator is then serving as the Collection Agent) pursuant to Section 6.01; provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this Section 7.01, the Facility Termination Date and the Commitment Termination Date shall occur, the Originator (if the Originator is then serving as the Collection Agent) shall cease to be the Collection Agent and the Agent or its designee shall become the Collection Agent. Upon any such declaration or designation by the Agent, or upon such automatic termination, the Agent, each Purchaser and each Bank shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC of the applicable jurisdiction or jurisdictions and other applicable laws, which rights shall be cumulative.


                          ARTICLE VIII

                            THE AGENT

            SECTION 8.01. Authorization and Action. Each Purchaser and each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

           SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including, without limitation, any action taken or omitted to be taken by it or them on behalf of the Purchasers or the Banks if designated as Collection Agent pursuant to Section 6.01), except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agent:

             (i) may consult with legal counsel (including counsel for the Seller or the Originator), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

             (ii) makes no warranty or representation to any Purchaser or any Bank (whether written or oral) and shall not be responsible to any Purchaser or any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement;

             (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller or the Collection Agent or to inspect the property (including the books and records) of the Seller or the Collection Agent;

             (iv)    shall not be responsible to any Purchaser or
any   Bank   for   the   due   execution,   legality,   validity,
enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and

             (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

           SECTION 8.03. CNAI and Affiliates. The obligation of Citibank to Purchase Receivable Interests or make reinvestments under this Agreement may be satisfied by CNAI or any of its Affiliates. With respect to any Receivable Interest or interest therein owned by it, CNAI shall have the same rights and powers under this agreement as any Bank and may exercise the same as though it were not the Agent. CNAI and any of its Affiliates may generally engage in any kind of business with the Seller, the Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, the Originator or any Obligor or any of their respective Affiliates, all as if CNAI were not the Agent and without any duty to account therefor to any Purchaser or any Bank.

            SECTION 8.04. Purchasers' and Banks' Purchase Decisions. Each Purchaser and each Bank acknowledges that it has, independently and without reliance upon the Agent, any of its Affiliates or any other Purchaser or Bank and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to purchase Receivable Interests hereunder. Each Purchaser and each Bank also acknowledges that it will, independently and without reliance upon the Agent, any of its Affiliates or any other Purchaser or Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.


                           ARTICLE IX

                           ASSIGNMENT

           SECTION 9.01. Assignability. (a) Purchasers. This Agreement and the Purchasers' rights and obligations herein (including ownership of each Receivable Interest) shall be assignable by the Purchasers and their successors and assigns. Each assignor of a Receivable Interest or any interest therein shall notify the Agent and the Seller of any such assignment. Each assignor of a Receivable Interest or any interest therein may, in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Seller, including the Receivables, furnished to such assignor by or on behalf of the Seller or by the Agent; provided that, prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Seller received by it from any of the foregoing entities.

           (b) Banks. Each Bank may assign to any Eligible Assignee or to any other Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Receivable Interests or interests therein owned by it). The parties to each such assignment shall execute and deliver an assignment to the Agent. In addition, Citibank or any of its Affiliates may assign any of its rights (including, without limitation, rights to payment of Capital and Yield) under this Agreement to any Federal Reserve Bank without notice to or consent of the Seller or the Agent.

            (c)   Agent.   This  Agreement  and  the  rights  and
obligations of the Agent herein shall be assignable by the Agent and its successors and assigns.

           (d) Seller. The Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent.


                            ARTICLE X

                         INDEMNIFICATION

           SECTION 10.01. Indemnities by the Seller. Without limiting any other rights that the Agent, any Purchaser, any Bank or any of their respective Affiliates (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (collectively, "Indemnified Amounts"), awarded against or incurred by any of them arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract, excluding, however,
(a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any taxes based on or measured by the income of any Indemnified Party incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract. Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

           (i) any Receivable, at the time of the transfer of an undivided percentage ownership interest therein, not being an Eligible Receivable;

          (ii) reliance on any representation or warranty made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement, any Seller Report, the other Transaction Documents or any other information or report delivered by the Seller pursuant hereto which shall have been false or incorrect in any material respect when made or deemed made;

           (iii) the failure by the Seller or the Originator to comply with any applicable law, rule or regulation with respect to any Pool Receivable, Related Security or the related Contract, or the nonconformity of any Pool Receivable, Related Security or the related Contract with any such applicable law, rule or regulation;

           (iv) the failure to vest in the Agent, for the benefit of the Purchasers or the Banks, as the case may be, or to transfer to the Agent, for the benefit of the Purchasers or the Banks, as the case may be, (a) legal and equitable title to, and ownership of, an undivided percentage ownership interest, to the extent of each Receivable Interest owned by it hereunder, in the Receivables in, or purporting to be in, the Receivables Pool for such Receivable Interest, or (b) a perfected security interest as provided in Section 2.10, in each case free and clear of any Adverse Claim;

           (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool for any Receivable Interest, any Contract or Related Security whether at the time of any Purchase or reinvestment or at any subsequent time;

           (vi) any dispute, claim, offset or defense of the Obligor (other than discharge in bankruptcy of the Obligor) to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivables or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such
Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Collection Agent);

          (vii) any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof or to perform its duties and obligations under the Contracts;

           (viii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Contract;

          (ix) the commingling of Collections of Pool Receivables at any time with any funds (provided that this paragraph (ix) will not cover commingling that occurs after such Collections have been either (1) deposited or otherwise paid over to the Agent for the account of the Purchasers or the Banks in accordance with this Agreement or (2) received by CNAI or any of its Affiliates acting as Collection Agent);

           (x) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases or the ownership of Pool Receivables or in respect of any Pool
Receivable or any Contract;

           (xi) any failure of the Seller or the Originator to comply with its respective covenants contained in Section 5.01;
or

          (xii) any claim brought by any Person other than an Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Receivable.


                           ARTICLE XI

                          MISCELLANEOUS

          SECTION 11.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Seller or the Originator therefrom shall in any event be effective unless the same shall be in writing and signed by the
Agent, as agent for the Purchasers and the Banks (and, in the case of any amendment, also signed by the Seller and the Originator), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Collection Agent in addition to the Agent, affect the rights or duties of the Collection Agent under this Agreement. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings, except that certain of the provisions hereof are subject to the terms of the Intercreditor Agreement.

           SECTION 11.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

           SECTION 11.03. No Waiver; Remedies. No failure on the part of the Agent, any Purchaser or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

           SECTION  11.04. Binding Effect.  (a)   This  Agreement
shall be binding upon and inure to the benefit of the Seller, the Originator, the Agent, the Purchasers, the Banks and their respective successors and assigns.

           (b) This Agreement shall create and constitute the continuing agreement of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Facility Termination Date; provided, however, that (i) the rights of the Purchasers and the Banks to collect the Capital and Yield in respect of the Receivable Interests owned by them, (ii) the rights and remedies of the Purchasers and the Banks with respect to any breach of any representation and warranty made by the Seller pursuant to Article IV or Section 3.02, (iii) the indemnification provisions of Article X and Section 11.06, (iv) the rights of the Agent and the Collection Agent to be paid the fees, costs and expenses provided for hereunder and (v) the agreement set forth in Section 11.07 shall be continuing and shall survive any termination of this Agreement.

           SECTION 11.05. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE PURCHASERS AND THE BANKS IN THE RECEIVABLES, OR REMEDIES HEREUNDER IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

           SECTION 11.06. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted under Article X hereof, the Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing and the other activities contemplated in Section 5.01(c)) of this Agreement and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out- of-pocket expenses of counsel for the Agent, with respect thereto and with respect to advising the Agent, CNAI, the Conduit, Citibank and their respective Affiliates as to their respective rights and remedies under this Agreement, and all reasonable costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent, CNAI, the Purchasers, the Banks and their respective Affiliates, in connection with the enforcement of this Agreement and the other documents to be delivered hereunder.

          (b) In addition, the Seller shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, recording or enforcement of this Agreement or the other documents to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          SECTION 11.07. No Proceedings. Each of the Seller, the Originator, the Agent, the Collection Agent, each Purchaser, each Bank, each assignee of a Receivable Interest or any interest therein and each entity which enters into a commitment to purchase Receivable Interests or interests therein hereby agrees that it will not institute against the Conduit any proceeding of the type referred to in Section 7.01(g) so long as any commercial paper or other senior indebtedness issued by the Conduit shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall have been outstanding.

          SECTION 11.08. Confidentiality. (a) By the Seller and the Originator. Unless otherwise required by applicable law (including, without limitation, the order of any governmental authority having jurisdiction and authority to issue such order or upon the request or demand of, or in connection with any investigation, proceeding or audit by, any governmental authority, if such request or demand shall have the force of law or be made in connection with the exercise of such authority's regulatory functions), the Seller and the Originator agree to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; provided, however, that the Agreement may be disclosed to third parties to the extent such disclosure is (i) required in connection with a sale of securities of the Originator, or in connection with the Certificates (ii) made solely to persons who are legal counsel for the purchaser or underwriter of such securities, (iii) limited in scope to the provisions of Articles V, VII, X and, to the extent defined terms are used in Articles V, VII and X, such terms defined in Article I of this Agreement,
(iv) made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent, (v) to the Seller's or the Originator's legal counsel and accountants if they agree to hold it confidential or (vi) with respect to information generally available to the public or which becomes available to the public through no fault of the Seller or the Originator.

           (b) By the Agent. Unless otherwise required by applicable law (including, without limitation, the order of any governmental authority having jurisdiction and authority to issue such order or upon the request or demand of, or in connection with any investigation, proceeding or audit by, any governmental authority or rating agency, if such request or demand shall have the force of law or be made in connection with the exercise of such authority's regulatory functions or such agency's normal functions), the Agent agrees to maintain the confidentiality of any information provided to the Agent by the Seller or the Originator; provided, however, that such information may be disclosed to third parties to the extent such disclosure is (i) made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Seller and the Originator or (ii) to the Agent's legal counsel and accountants if they agree to hold it confidential or (iii) with respect to information generally available to the public or which becomes available to the public through no fault of the Agent.

            SECTION 11.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


SELLER:                  CL&P RECEIVABLES CORPORATION



                         By:_________________________________
                              Name:  Randy A. Shoop
                              Title: Treasurer

                         107 Selden Street
                         Berlin, Connecticut 06037
                         Attention:   Assistant Treasurer
                         Facsimile No.: (860) 665-5457

ORIGINATOR
AND COLLECTION
AGENT:                   THE CONNECTICUT LIGHT AND
                           POWER COMPANY


                         By_____________________________
                              Name:  Randy A. Shoop
                              Title: Treasurer


                         107 Selden Street
                         Berlin, Connecticut  06037
                         Attention:   Assistant Treasurer
                         Facsimile No.: 860-665-5457

PURCHASER:               CORPORATE ASSET FUNDING
                            COMPANY, INC.


                         By:  Citicorp North America, Inc.
                              as Attorney-in-Fact


                              By_____________________________
                                 Name:
                                 Title:    Vice President

                         450 Mamaroneck Avenue
                         Harrison, NY  10528
                         Attention:   Corporate Asset Funding
                         Facsimile No.: 914-899-7890


BANK:                    CITIBANK, N.A.


                         By:_______________________________
                               Name:
                               Title:  Vice President
                                Percentage:  100%

                                450 Mamaroneck Avenue
                                Harrison, N.Y.  10528
                                Facsimile No.:    914-899-7890



AGENT:                   CITICORP NORTH AMERICA, INC., as Agent


                         By__________________________________
                               Name:
                               Title:   Vice President

                         450 Mamaroneck Avenue
                         Harrison, N.Y.  10528
                         Attention:   Corporate Asset Funding
                         Facsimile No.: 914-899-7890

                                                        EXHIBIT A

                  SPECIAL CONCENTRATION LIMITS

                                      Date:  ____________, 20__

Citicorp North America, Inc.,
   as Agent
450 Mamaroneck Avenue
Harrison, New York  10528
Attention:  Corporate Asset Funding Department

            Reference is made to the Amended and Restated Receivables Purchase and Sale Agreement, dated as of March 30, 2001 (the terms defined therein being used herein as therein defined) among CL&P Receivables Corporation, The Connecticut Light and Power Company, Corporate Asset Funding Company, Inc., Citibank, N.A. and Citicorp North America, Inc., as Agent.

            The  Seller  hereby  designates  for  the  Designated
Obligor[s] named below the Special Concentration Limit[s] set forth below opposite [its] [their respective] name[s]:

     Designated Obligor            Special Concentration Limit

     __________________            ___________________________

     __________________            ___________________________
          [etc.]

                 CL&P RECEIVABLES CORPORATION

                 By____________________________
                     Name:
                     Title:

           The  undersigned  hereby approves  the  above  Special
Concentration Limit[s], as of the date hereof.

                 CITICORP NORTH AMERICA, INC.
                         as Agent

                 By____________________________
                     Name:
                     Title:

                                                        EXHIBIT B



                      FORM OF SELLER REPORT

                                                        EXHIBIT C



                     DESCRIPTION OF TARIFFS


1. The retail rates charged by the Originator to Obligors, as approved from time to time by the Connecticut Department of Public Utility Control.

2.   The Connecticut Light and Power Company Terms and Conditions
for  Delivery Service, effective January 12, 2000, applicable  to
its   retail   rate  accounts  as  approved  by  the  Connecticut
Department of Public Utility Control.

                                                        EXHIBIT D


                 CANCELLATION OF DESIGNATION OF
          OBLIGORS AND/OR SPECIAL CONCENTRATION LIMITS


                                      Date: _____________, 20__


[Citicorp North America, Inc.,
     as Agent
450 Mamaroneck Avenue
Harrison, New York  10528
Attention:  Corporate Asset
            Funding]

[CL&P Receivables Corporation
107 Selden Street
Berlin, Connecticut]

            Reference is made to the Amended and Restated Receivables Purchase and Sale Agreement, dated as of March 30, 2001 (the "Receivables Agreement"; the terms defined therein being used herein as therein defined) among CL&P Receivables Corporation, The Connecticut Light and Power Company, Corporate Asset Funding Company, Inc., Citibank, N.A. and Citicorp North America, Inc., as Agent.

           Pursuant to Section 2.01 of the Receivables Agreement, the undersigned hereby cancels, effective as of the date occurring three days after the date hereof, the designation of [each of] the following Obligor[s] as a Designated Obligor:

          1.   _________________________________________________

          2.   _________________________________________________

          3.   _________________________________________________
               (etc.)

          The undersigned hereby cancels, effective as of the date occurring three days after the date hereof, the Special
Concentration Limit of each of the following Obligor[s]:

          1.   _______________________

          2.   _______________________

          3.   _______________________
               (etc.)

and thus as of the date occurring three days after the date hereof the Normal Concentration Limit shall apply to the above
Obligor[s].


                              [CITICORP NORTH AMERICA, INC.,
                                  as Agent]

                              [CL&P RECEIVABLES CORPORATION]


                              By_______________________________
                                  Name:
                                                           Title:

                                                       EXHIBIT E


            FORM OF OPINION OF COUNSEL FOR THE SELLER

                       See tabs 12 and 13.

                                                        EXHIBIT F


                           AUDIT SCOPE

I.   Review of 2-3 monthly Seller Reports
     A.   Agree numerical amounts to source documents
     B.   Recalculate percentages and ratios
     C.   Review customer concentrations (cross-agings)
     D.   Review write-off activity
     E.   Review AR eligibility
     F.   Review the aging of outstanding invoices

II.  Perform a verification of receivable activity for sample
Seller Report
     A.   Monthly activity
          1.   Sales
          2.   Collections
          3.   Write-offs
          4.   Debit and Credit memos

     B.   Statistical analysis
          1.   Turnover
          2.   Dilution
          3.   Loss-to-liquidation

III. If available, supply copy of most recent review of accounting controls